AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 17, 2006
                          REGISTRATION NO. 333 - 133742

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (Amendment No. 4 )

                          ISLAND RESIDENCES CLUB, INC.
                 (Name of small business issuer in its charter)

                                    DELAWARE
            (State of jurisdiction of incorporation or organization)

                                      6552
            (Primary Standard Industrial Classification Code Number)


                                   20-2443790
                                   ----------
                      (I.R.S. Employer Identification No.)

                             1769-203 JAMESTOWN ROAD
                             WILLIAMSBURG, VA 23185
                                 (757) 927-6848

                                    Mail to:
                      P.O. BOX 1518, WILLIAMSBURG, VA 23185

          (Address and telephone number of principal executive office)

                             1769-203 JAMESTOWN ROAD
                             WILLIAMSBURG, VA 23185

(Address of principal place of business or intended principal place of business)

                   GRAHAM J. BRISTOW, CHIEF EXECUTIVE OFFICER
                          ISLAND RESIDENCES CLUB, INC.
                                  P.O. BOX 1947
                          NOOSA HEADS, QUEENSLAND 4567
                            AUSTRALIA 61-7-5474-1180

            (Name, address and telephone number of agent for service)
                                 WITH A COPY TO:
                                 APRIL E. FRISBY
                                 WEED & CO. LLP
                         4695 MACARTHUR CT., SUITE 1430
                             NEWPORT BEACH, CA 92660
                                 (949) 475-9086

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities of 1933 check the following box. [X]

If this Form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                                   CALCULATION AND REGISTRATION FEE
                                                   --------------------------------

Title of each class of            Amount to      Proposed maximum offering  Proposed maximum aggregate     Amount of
securities to be registered.    be registered        price per unit(1)           offering price(1)      registration fee.
                              -----------------  -------------------------  --------------------------  -----------------

Common stock, $.0001
par value per share           14,737,000 Shares  $                 1.00(1)  $              14,737,000   $       1,748.06*


(1)  The  proposed  maximum  offering  price  per  share  and  the  proposed maximum aggregate offering price  in  the  above  table  are  estimated solely for the purpose of calculating the registration fee pursuant  to  Rule  457(a)  &  (c).
*previously  paid

The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE  INFORMATION  IN  THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. Preliminary Prospectus, subject to Completion, dated ________________.

                          ISLAND RESIDENCES CLUB, INC.
                OFFERING UP TO 14,737,000 SHARES OF COMMON STOCK

All of the shares of common stock, $.0001 par value, of Island Residences Club, Inc., a Delaware corporation, offered hereby are by selling shareholders of the company. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

The shares of our common stock are currently not traded. Selling shareholders who are officers, directors or 5% shareholders of the company or affiliates thereof are considered underwriters of this offering and will offer their shares at fixed price of $1.00 per share for the duration of the offering.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SECURITIES IN THIS OFFERING ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject  to completion, the date of this prospectus is dated __________________.

                                           TABLE OF CONTENTS
                                           -----------------
                                                                                         PAGE
                                                                                         ----
PROSPECTUS SUMMARY                                                                         5
RISK FACTORS                                                                               7
FORWARD LOOKING STATEMENTS                                                                11
USE OF PROCEEDS                                                                           12
DETERMINATION OF OFFERING PRICE                                                           12
SELLING SECURITY HOLDERS                                                                  12
PLAN OF DISTRIBUTION                                                                      14
LEGAL PROCEEDINGS                                                                         15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                              16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT                              19
DESCRIPTION OF SECURITIES                                                                 20
INTEREST OF NAMED EXPERTS AND COUNSEL                                                     20
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES       20
ORGANIZATION WITHIN LAST FIVE YEARS                                                       20
DESCRIPTION OF BUSINESS                                                                   20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                                 23
DESCRIPTION OF PROPERTY                                                                   29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                            29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                  29
EXECUTIVE COMPENSATION                                                                    30
FINANCIAL STATEMENTS                                                                   F-1-F19
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, included elsewhere in this prospectus.

Investment in our securities involves risks. We encourage you to read the entire prospectus carefully. In particular, note the following:

- We have limited revenues, operating and net losses and we expect our losses to continue for the foreseeable future;

- Our auditor has expressed substantial doubt about our ability to continue as a going concern;

-    We have a limited  operating  history;

- We have not yet engaged in significant marketing activities to determine whether there is a market for our services; and

- Based on our expenses from last year, we will need $250,000.00 of additional funding to continue operations for the next year.

BUSINESS

Island Residences Club, Inc. is a Delaware corporation with principal executive offices located at 1769-203 Jamestown Road, Williamsburg, VA 23185, where its phone number is (757) 927-6848. Its mailing address is P.O. Box 1518, Williamsburg, VA 23185.

Our business plan includes the development, management and operations of luxury resorts and residences and marketing and selling vacation stay entitlements ("rights") in the form of vacation points and memberships in a vacation club. The vacation points are issued as stay entitlements in the Island Residences Club, Inc. Presently, these points can only be redeemed for vacation stays at a related party's luxury properties at the recently completed Bali Island Villas in Seminyak, Bali. We also intend sell memberships in the Island Residences Club, a vacation membership club, which requires a purchase of a minimum of 10,000 points for membership. Marketing these points as well as evaluating projects for the development, management and operations of luxury resorts has been our only business activity since May 2005. We have not sold any memberships in the vacation club.

During the twelve month period ended May 31, 2006, we sold 115,100 points amounting to $86,325 to PT Island Concepts Indonesia Tbk, a related party, who may have resold the points to others. During the period ended August 31, 2006, we sold 5,600 points amounting to $4,200 to Island Concepts, which represented 100% of the revenue.

These Villas have been developed by and are operated and managed by PT Island Concepts Indonesia Tbk. We invoice Island Concepts for the sales of vacation points and credit the invoice for management services that Island Concepts provides in the sales of the points. There are no material agreements that cover these transactions. We intend to develop, market and manage the Island Residences Club concept in the U.S. and Mexico and sell existing inventory of Vacation Points/Stay Entitlements in the Bali Island Villas. We also intend to obtain and sell future vacation stay entitlements in other properties. We intend to utilize Island Concepts to sell points and memberships in Asia and to develop and manage other properties overseas for our members' use, although there are no material agreements covering this arrangement at this time. Our business focus over the next five years is acquiring properties predominately in the U.S. and Mexico. These properties will consist of single family homes and hotel resort properties that will include the development of luxury suites as part of the hotel resort properties. We are currently identifying suitable properties in the U.S. and Mexico to acquire, and plan to manage these properties ourselves.

We hope to finance our business activities through the sale of our existing inventory of vacation points, future borrowings from our majority shareholder, and third party loans and third party investments in the company, including a $10,000,000 line of equity from Dutchess Private Equities. This line of equity will not be available until the company establishes a market for its common stock, if at all. There is no guarantee that we will be able to obtain any financing or on terms favorable to the company and its shareholders.

Island Residences Club, Inc. holds a 19.4% investment in PT Island Concepts Indonesia Tbk, a listed Indonesian corporation. Island Residences Club, Inc. and PT Island Concepts, Indonesia are related parties with common ownership and an officer. Specifically, of the 125,000,000 shares issued and outstanding in PT Island Concepts Indonesia Tbk at October 31, 2006, we owned 24,250,000 shares; Meridian Pacific Investments HK Ltd (now Island Regency Group Limited), our majority shareholder, owned 39,750,000 shares; Francis Street Pty Ltd owned 36,000,000 shares; and Graham James Bristow owned 16,000,000 shares for a total of 116,000,000 shares or 92.8% of the total issued capital. Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd and Francis Street Pty Ltd are entities controlled by Graham Bristow and therefore, are related parties to Island Residences Club, Inc. Further, Graham Bristow is an officer and director of the Company and Island Regency and a commissioner of PT Island Concepts Indonesia Tbk on its advisory board, a non-control position.

THE  OFFERING

This prospectus relates to the sale of up to 14,737,000 shares of our common stock by the selling shareholders.

Common stock offered        14,737,000 shares*

Common stock outstanding    14,737,000

Offering price per share    Selling shareholders who are officers, directors or
                            5% shareholders of the company, or affiliates thereof, are considered underwriters of this offering and will offer their shares at fixed price of $1.00 per share for the duration of the offering.

Symbol for our common stock Our common stock is not publicly traded. We have applied for a listing on the OTC Bulletin Board upon effectiveness of this registration statement. There is no guarantee that this application will be granted or that any market will ever develop for our common stock.

Use of proceeds             We will not receive any proceeds from the sale by
                            the selling shareholders of our common stock.

**11,566,500 shares are being offered by affiliates of the company.

SUMMARY  FINANCIAL  INFORMATION

The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.

                                             Period Ended      Fiscal Year Ended      Quarter Ended
                                           5/31/05(audited)     5/31/06(audited)    8/31/06(unaudited)
                                          -----------------    -----------------    ----------------
Balance Sheet Data:

Total Assets                              $         40,000     $      2,672,577     $     2,571,045
                                          -----------------    -----------------    ----------------
Total Current Liabilities                 $         21,248     $        183,265     $       204,945
                                          -----------------    -----------------    ----------------
Total Stockholders' Equity
                                          $         18,752     $      2,489,312     $     2,366,100
                                          -----------------    -----------------    ----------------
Statement of Operations:

Revenues                                  $              0     $         86,325     $         4,200
                                          -----------------    -----------------    ----------------
Expenses                                  $          8,973     $        314,719     $        23,870
                                          -----------------    -----------------    ----------------
Other expense                             $              0     $              0     $             0
                                          -----------------    -----------------    ----------------
Settlement of Debt                                             $         99,300     $             0
                                                               -----------------    ----------------
Net   (Loss)                              $         (8,973)    $       (129,094)    $       (19,670)
                                          -----------------    -----------------    ----------------
Income (Loss) Per Share                   $           (0.0)    $          (0.01)    $         (0.00)
                                          -----------------    -----------------    ----------------
Shares Outstanding                               6,240,000           16,337,000          14,737,000
                                          -----------------    -----------------    ----------------

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment. Island Residences Club, Inc.'s business faces many business risks arising from direct and indirect influences and factors. These risks include the following:

RISKS  RELATING  TO  OUR  BUSINESS

WE  HAVE  OPERATING  LOSSES  AND  WE  ANTICIPATE  FUTURE  LOSSES.

We have only recently begun to generate revenues. We incurred losses of $8,973 and $129,094, respectively, for the transition period ended May 31, 2005 and for the year ended May 31, 2006. We incurred a loss of $19,670 for the three months ended August 31, 2006. We anticipate that losses will continue until such time, as revenue from operations is sufficient to offset our operating costs, if ever.

WE WILL NEED SIGNIFICANT ADDITIONAL FUNDS TO CONTINUE OPERATIONS, WHICH WE MAY NOT BE ABLE TO OBTAIN.

We have historically satisfied our working capital requirements through borrowings from a majority shareholders, Francis Street Pty Ltd and Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd. We will need $250,000.00 in funding to continue our operations for the next twelve months. This sum is required to meet the expenses of a reporting public company and the day to day business of the company, based on expenses from the last fiscal year. Further, we will need up to $10,000,000 to acquire property in the U.S. and Mexico for our business and enhance our systems. The company hopes to raise these funds through its remaining inventory of 3,884,900 Vacation Stay Entitlements to the Bali Island Villas, Seminyak, Bali. The company has already commenced marketing these entitlements as points and has recorded revenues of $86,325 (audited) as of May 31, 2006 and $4,200 (unaudited) for the three months ended August 31, 2006 from sales to a related party. The points are marketed currently to clients of PT Island Concepts Indonesia Tbk or sold to Island Concepts directly who may resell them to third parties. We may be unable to continue to sell our inventory of points to Island Concepts or others. Further, there is no guarantee that the shareholders, Francis Street and Island Regency will continue to advance us funds, particularly since both Francis Street and Island Regency are offering all of their shares under this prospectus. Further, we may be unable to obtain from other sources adequate funds when needed or funding that is on terms acceptable to us. If we fail to obtain sufficient funds, we may need to delay, scale back or terminate some or all of our business plans along with our anticipated expansion.

OUR  LIMITED  OPERATING  HISTORY  MAKES  EVALUATION  OF  OUR BUSINESS DIFFICULT.

We have a limited operating history and have encountered, and expect to continue to encounter, many of the difficulties and uncertainties often faced by early stage companies. We were incorporated in the State of Delaware on July 16, 2002. We were an inactive entity until March 17, 2005. On March 17, 2005, we commenced operations relating to our vacation points, and subsequently began operations by selling 115,100 vacation points to PT Island Concepts Indonesia Tbk, a related party. Currently, our entitlements are limited to properties located in Seminyak, Bali, which became open for business in April 2005. We have only a limited operating history by which you can evaluate our business and prospects. An investor in our shares must consider our business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies, including limited capital, possible marketing and sales obstacles and delays, inability to gain customer acceptance of our product, Vacation Stay Entitlements, and significant competition from other private residence clubs such as those operated by Marriott and Hilton Hotel Groups and market specific companies such as Sunterra and RCI who have similar business models. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

OUR BUSINESS PLAN IS SUBJECT THE RISK OF TERRORISM, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO GENERATE REVENUE.

There is a threat to our business plan from terrorism or more accurately the threat of terrorism. This has changed the world as we knew it prior to September 11, 2001 and the war with Iraq has done nothing to change this. The single event of September 11 caused a massive shift in market forces and desires to travel, particularly by air to previously popular travel and tourist destinations. The effect of this may be that places that have long been rated as great travel destinations and even topped the polls in many travel publications are suffering low occupancy rates due to the perceived risks of terrorism. Further, the threat of terrorism may lead tourists to vacation in their own countries or seek to spend less time in the air or to stay in high rise hotel resorts. Travelers may even drive to their holiday destination when possible. For example, after the Sept. 11 terrorist attacks, the occupancy rate at some San Francisco hotels dropped to 40% according to sfgate.com. PFK Consulting in San Francisco, which tracks the hotel industry, found that in the first seven months of the following year the occupancy rate of hotels near San Francisco was 57%. At the end of July of 2000, the occupancy rate in San Francisco hotels was 83.8%, a 31% drop. By comparison, in September 2001, hotels experienced a 27 percentage point lag in occupancy behind September 2000. Significantly, in October 2001, the average daily room rate was down 29% from the previous year in October 2000, marking the largest post-9/11 year-to-year difference.

After the September 11 attacks in New York, the post-9/11 lows in September 2001, total hotel room nights were down 30% from September 2000 and total room sales were down 45% from September 2000. Hotel occupancy and room rates are provided by PFK Consulting that tracks the hotel industry. If we were not to have operations in both the Asian region and the Americas, because of these factors, our business plan and our ability to generate revenues could suffer.

Currently,  our  only  vacation  stay  entitlement rights are to the Bali Island
Villas in Seminyak, Bali. We also own an investment in PT Island Concepts Indonesia Tbk, a listed Indonesian corporation with its major assets in Bali.

The following chart demonstrates the direct result on arrival passengers into Bali during a period of actual terrorist activity. Less arrivals at Denpasar International Airport, means less guests to the Bali Island Villas in Bali and other Hotels and Resorts on the Island.

Arrival  Passengers  -  Denpasar  International  Airport,  Bali



               2001       2002        2005
             -------    -------     -------
August       162,000    161,000     156,000
September    121,000*   165,000     150,000
October      178,000     80,000**    82,000***
November     167,000     29,000      61,000
December     140,000     62,000      76,000
January      158,000     60,000      82,000

*     September  11,  2001,  terror  attack  in  New  York
**    October  12,  2002,  terror  attack  in  Bali,  Indonesia
***   October  1,  2005,  terror  attack  in  Bali,  Indonesia

These  statistics  are  from  the  Bali  Department  of  Tourism.

If we are unable to find tourists for the resort villas or vacation home market sector due to the risk of terrorism or other societal factors, our business plan and our ability to generate revenue may suffer.

DUE TO THE GEOGRAPHIC LOCATION OF OUR INVENTORY, OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION ARE SUBJECT TO REGIONAL ECONOMIC CONDITIONS.

The only inventory the Company currently has for its vacation entitlements is in Bali. We are affected by regional economic conditions in Bali including, without limitation, interest rates, exchange rates, taxation regulations and rates, employment rates and conditions, global and local economic cycles, global and local political stability, customer confidence in the region, and security. Also, government fiscal, monetary and regulatory policies and catastrophic losses such as fire, floods, storms, tempests, earthquakes and certain machinery failures may also have a significant adverse affect on this area. In particular, the Bali resort is located in a region that has been subjected to volcanoes, earthquakes and tsunamis. Our inability to sell vacation points for the Bali resorts or purchase or lease properties in other areas in the future based on these risks may adversely affect our financial condition. Real estate or property assets, especially "luxury" resorts and residences, generally cannot be sold quickly. We may not be able to vary our portfolio of residences or other real estate promptly in response to economic or other conditions. Due to changes in regional or geographic conditions we may not be able to continue to sell our inventory in the Bali Island Villas and thus impact our ability to fund new purchases or development of residences. This inability to respond promptly to changes in the performance of our assets could adversely affect our ability to return a profit and ultimately a dividend to shareholders.

OUR SUCCESS WILL DEPEND IN PART ON THE CONTINUED SERVICES OF OUR KEY EMPLOYEES AND CONSULTANTS.

The loss or resignation of one or more of our key employees or consultants could have a material adverse affect on our business, operating results and financial condition and statutory obligations. Most of our executives are not engaged under written employment agreements. The Company has consultancy agreements with Frank Kristan, and Francis Street Pty Ltd, of which Graham Bristow, CEO of the company controls. We have one (1) year contracts in place for our executives, Julian James Bristow, Chief Operating Officer and Vice President Operations and Bettina Pfeiffer, Vice President Marketing beginning July 1, 2006.


OUR BUSINESS PLAN IS SUBJECT TO GOVERNMENT REGULATIONS AFFECTING THE PROPERTY DEVELOPMENT, HOSPITALITY, TRAVEL, TOURISM AND REAL ESTATE SECTOR, WHICH MAY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATION.

We also intend to develop a commercial property portfolio consisting of luxury hotels, spas and resorts in the United States and Mexico. The costs of complying with government regulations, or failure to comply with such regulations, could affect our financial condition and results of operation. There are numerous central and provincial government as well as local regulations; or cultural and religious customs affecting our or sensitive to our business sector. There are specific regulations affecting the accommodation, hospitality and building industries, including building and zoning requirements or changes to such zonings. The requirement to obtain permits and specific industry licenses could delay and prevent business expansion or limit existing business operations. Further, potential purchases of property by us in the future are subject to environmental risks that could be costly. Our operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of compliance with future environmental legislation. Environmental laws may impose restrictions on the manner in which a property may be used or in which businesses may be operated.

THE LOSS OF OUR CONTROLLING SHAREHOLDER AS A RESULT OF THIS OFFERING COULD LEAD TO A POTENTIAL LOSS OF FINANCING FOR THE COMPANY.

As of October 31, 2006, Graham Bristow, our President and Chief Executive Officer, controls through Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd, 10,000,000 shares of common stock and through Francis Street Pty Ltd, 1,000,000 shares of common stock. He also owns 500,000 shares of common stock through his spouse. This represents a control of 11,500,000 shares of the total issued capital of 14,737,000 or 78% of our total outstanding common stock. Graham Bristow, through his affiliated entities, Francis Street Pty and Island Regency have been a substantial source of financing for the Company. If Mr. Bristow and his affiliated entities sell all of their shares, Mr. Bristow will no longer exercise control over the Company and could be removed as an officer and director of the Company. To the extent that Mr. Bristow is instrumental in executing the Company's business agenda and that past financing has come from Island Regency, and Francis Street Pty Ltd., entities Mr. Bristow controls, the Company's business and finances could be negatively affected.

RISKS  RELATING  TO  OUR  SECURITIES

CURRENTLY, THERE IS NO PUBLIC TRADING MARKET FOR OUR SHARES, AND YOU MAY BE UNABLE TO SELL YOUR SECURITIES.

If an active market does not develop or, if developed, is not sustained, you may not be able to sell your securities. There is currently no public trading market for our shares. We can provide no assurance that an active market will develop or be sustained for any of these securities. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for purchasers in this offering to resell their securities at any price. Even if an active public market does develop, the market price could decline below the amount you paid for your shares.

THE PRICE AND LIQUIDITY FOR OUR STOCK IS UNCERTAIN AND SHAREHOLDERS MAY BE UNABLE TO RECAPTURE THEIR INVESTMENT IN THE COMPANY.

The prices of stock can rise or fall. Such prices can be affected by a range of factors affecting the stock markets generally or the markets directly or the industry in which our business operates. In addition, liquidity in the trading of stocks can be affected by a range of matters beyond the control of the company. Further, our common stock has not been traded on any public market. We cannot predict the extent to which a trading market might develop or how liquid that market might become.

There is no guarantee of any return in respect to an investment in stocks whether a return by way of profit or capital.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-    Deliver  a  standardized  risk  disclosure  document  prepared  by the SEC;

- Provide the customer with current bid and offers quotations for the penny stock;

- Explain the compensation of the broker-dealer and its salesperson in the transaction;

- Provide monthly account statements showing the market value of each penny stock held in the customer's account;

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's consent; and

-    Provide  a  written  agreement  to  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock, if any. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

                           FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law, including the United States Federal Securities laws.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the 14,737,000 shares of common stock offered by the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, brokers transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices. The shares of common stock offered by affiliates of the company will be sold at a fixed price of $1.00 per share throughout the term of this offering.

                            SELLING SECURITY HOLDERS

As of October 31, 2006, a total of 14,737,000 shares of our common stock were outstanding. The following table sets forth information as of that date regarding beneficial ownership of our common stock both before and immediately after the offering by the selling stockholders. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. Changes in the selling security holders occurring after the date of this prospectus will be reflected by our filing a Rule 424(b) prospectus with the Commission. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees, pledges, transferees and other successors-in-interest selling shares received from the named selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

All 14,737,000 outstanding shares of our common stock at October 31, 2006 are being offered under this prospectus. 4,000,000 shares and 6,000,000 shares, respectively, were issued by us to Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd. pursuant to stock purchase agreements dated March 17, 2005 and November 17, 2005. 1,000,000 shares were issued to Francis Street Pty for consulting services. Theodore Smith was issued 310,000 shares for consulting services. Richard Woods was issued 100,000 shares for consulting services. Weed & Co. LLP was issued 75,000 shares for legal services. James Rowbotham was issued 12,000 shares for services rendered as an officer of the company. Frank Josep Kristan was issued 1,000,000 shares for consulting services rendered to the company.

2,240,000 shares are held by 525 shareholders as a result of a transfer by Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd., an affiliate of the company, to approximately 516 foreign shareholders and members of the Island Concepts Club, mainly citizens of Indonesia and some Australia and European Union. This transaction took place by a foreign entity overseas and all shares were issued with a restrictive legend. No value was received by Island Regency for the shares. The company has elected to include all of its shareholders in this registration to comply with United States securities regulations and avoid any possible conflict that may, or may not arise, between U.S. and Foreign securities regulations as they apply to the sale by the 525 shareholders in the U.S. or Foreign markets. Island Regency, originally appointed by Island Concepts to market its vacation rights, sold the Vacation Stay Entitlements in Island Concept's property, the Bali Island Villas, to Island Residences Club, Inc. along with the Club concept. The Island Concepts Club is now the "Island Residences Club" and is operated by the Island Residences Club, Inc., no longer by PT Island Concepts Indonesia Tbk. Island Regency transferred the stock in Island Residences as not to disadvantage existing Club members and Island Concepts stockholders with the shift of this part of the business to a separate foreign entity.

Of the 14,737,000 shares outstanding, 11,566,500 shares are being offered by affiliates of the company, including Island Regency (10,000,000 shares), Francis Street Pty Ltd. (1,000,000 shares), Graham Bristow (500,000 shares held by his wife, Margaret Ann Ojala), James Kennerley, our chairman (48,000 shares which includes 24,000 shares held by his wife, Kerri-Anne Kennerley), Bob Bratadjaya, an officer and director (12,000 shares), Julian James Bristow, an officer of the company (1,000 shares, including 500 shares owned by his wife, Astrid Bristow), Bettina Pfeiffer, an officer of the company (5,000 shares) and Joseph Joyce, a director of the company (500 shares). Graham Bristow, our CEO, controls Island Regency Group Limited and Francis Street Pty Ltd. Other than set forth above in regard to Island Regency, Francis Street Pty Ltd (1,000,000 shares) and Mr.
Bristow's spouse, Margaret Ann Ojala (500,000 shares), none of the remaining outstanding shares are owned by companies or individuals controlled by Mr. Bristow or his associates.


                                                             Ownership before                           Amount and Percentage
Name of Selling Shareholder                                    the Offering    Amount to be Offered  Owned After the Offering(1)
I Made Suka                   Adnyana                                     500                   500                            0
Siti Ainul                    Af'idah                                     500                   500                            0
Anni                          Aftiani                                     500                   500                            0
Siti                          Aisyah                                      500                   500                            0
Cameron Templeman             Aitken                                      500                   500                            0
Dianne Sally                  Aitken                                      500                   500                            0
Kenneth                       Aitken                                      500                   500                            0
Lucas Imrie                   Aitken                                      500                   500                            0
Mitchell Thomas               Aitken                                      500                   500                            0
Nicholas Kenneth              Aitken                                      500                   500                            0
Bubun Ali                     Akbar                                       500                   500                            0
Mansyur                       Ali                                         500                   500                            0
Chadijah                      Amalia                                      500                   500                            0
Susi                          Andayani                                    500                   500                            0
Joanna                        Anderson                                    500                   500                            0
Nigel                         Anderson                                    500                   500                            0
Putu Wahyuni Fitria           Andini                                      500                   500                            0
Andoko                        Andoko                                      500                   500                            0
Diana                         Angelina                                    500                   500                            0
Sofie                         Anggraini                                   500                   500                            0
Mumu Maulana                  Anhar                                       500                   500                            0
David Clarke                  Ansell                                     2500                  2500                            0
Ni Made Juni                  Antari                                      500                   500                            0
Ni Luh Sudi                   Antarini                                    500                   500                            0
Suhendro                      Anwar                                       500                   500                            0
Fajar                         Ardianto                                    500                   500                            0
I Putu Gede                   Ariantha                                    500                   500                            0
I Made                        Ariawan                                     500                   500                            0
Arifin                        Arifin                                      500                   500                            0
Ni Nyoman                     Ariyani                                     500                   500                            0
I Wayan Bagus                 Arjana                                      500                   500                            0
Citra Adriana                 Armadhonie                                  500                   500                            0
Arief Aditya                  Arman                                       500                   500                            0
A.A. Istri Raka               Armini                                      500                   500                            0
I Gde                         Arnawa                                      500                   500                            0
Ni Ketut                      Arni                                        500                   500                            0
I Ketut Wija                  Arta                                      12000                 12000                            0
Ni Nyoman Sumini              Asih                                        500                   500                            0
Yunita                        Asnidar                                     500                   500                            0
I Gst Km                      Astawa                                      500                   500                            0
I Made Raka                   Astika                                      500                   500                            0
Christine                     Astwood                                     500                   500                            0
Michael                       Astwood                                     500                   500                            0
Luthfi                        Azizah                                      500                   500                            0
Rene                          Baas                                        500                   500                            0
Miranda Jane                  Ball                                        500                   500                            0
Alton Thomas                  Barret                                      500                   500                            0
Jonathan                      Barton                                      500                   500                            0
Revi Maria                    Barton                                      500                   500                            0
Lukas Maraly                  Barus                                       500                   500                            0
Grace Evalina                 Barus                                       500                   500                            0
Abdul                         Basit                                       500                   500                            0
Fred                          Baudzus                                     500                   500                            0
Milton John                   Bavin                                       500                   500                            0
Glen Francis Edward           Bewley                                      500                   500                            0
Lynette                       Bewley                                      500                   500                            0
Libelle Emily                 Boyd                                        500                   500                            0
William Edward                Bradshaw                                    500                   500                            0
Audrey Flora Jacquiline       Brand                                      5000                  5000                            0
Bob                           Bratadjaya                                12000                 12000                            0
Elvina Priscilla              Brereton                                   2500                  2500                            0
Marie Anne                    Brereton                                    500                   500                            0
Shayne Michael                Brereton                                    500                   500                            0
Lucky Arietta                 Brillianto                                  500                   500                            0
Melanie Cherie                Bristow                                   24000                 24000                            0
Russell John                  Bristow                                    5000                  5000                            0
Vanessa Joy                   Bristow                                    5000                  5000                            0
Janine Joye                   Bristow                                    1250                  1250                            0
Barbara Helen                 Bristow                                     500                   500                            0
Emma Jocelyn                  Bristow                                     500                   500                            0
Kate Helen                    Bristow                                     500                   500                            0
Astrid                        Bristow                                     500                   500                            0
Joyce Elizabeth               Bristow                                     500                   500                            0
Julian James                  Bristow                                     500                   500                            0
Ni Kade Ayu                   Budhiartini                                 500                   500                            0
Akhmad                        Budianto                                    500                   500                            0
Budianto                      Budianto                                    500                   500                            0
I Gde Made Praba              Budiartha                                   500                   500                            0
I Made Rai                    Budiartha                                   500                   500                            0
Peter Robert                  Burn                                        500                   500                            0
                              Cambium Alliance LLC                     100000                100000                            0
                              China Brokers Ltd.                       500000                500000                            0
Patrice Arnault               Caraty                                      500                   500                            0
Clive Geoffrey                Carlin                                     5000                  5000                            0
John                          Cathcart                                    500                   500                            0
Arthur                        Chondros                                    500                   500                            0
David                         Christanto                                  500                   500                            0
Mario Paulus                  Christian                                   500                   500                            0
Lorraine                      Clark                                       500                   500                            0
Ali Wardhana                  Cokrosucipto                                500                   500                            0
Warwick Stephen               Collins                                     500                   500                            0
Gordon David                  Cooper                                      500                   500                            0
I Ketut                       Cukik                                       500                   500                            0
Maureen Ann                   Cummins                                     500                   500                            0
Prima Nungky                  Damayanti                                   500                   500                            0
Ni Ketut                      Dariani                                     500                   500                            0
I Ketut                       Darma                                       500                   500                            0
Aries                         Darmanto                                    500                   500                            0
Putu Novi                     Darmayanthi                                 500                   500                            0
I Nyoman                      Darmayuda                                   500                   500                            0
Dasilan                       Dasilan                                     500                   500                            0
Ida Nadia                     David                                      2500                  2500                            0
Joseph                        David                                       500                   500                            0
Agustinus                     Dawarja                                   50250                 50250                            0
Hessel Eugene                 De Jong                                    2500                  2500                            0
Novak Mathew                  De Jong                                     500                   500                            0
Dedeh                         Dedeh                                       500                   500                            0
Arlini                        Dellarinatasia                              500                   500                            0
Mudjitabe                     Dellarinatasia                              500                   500                            0
Michelle Louise               Desmazures                                  500                   500                            0
I Gde Agus Martha             Desyanto                                    500                   500                            0
Ludia                         Devinurdini                                 500                   500                            0
Ivan                          Diary                                       500                   500                            0
Cypriana Sri Krismiyati       Diaz                                        500                   500                            0
Hendrikus Endy                Diaz                                        500                   500                            0
I Made                        Dirgayasa                                   500                   500                            0
Toby Charles                  Dolman                                      500                   500                            0
Lisa Jodie                    Dorday                                      500                   500                            0
David Cubit                   Duncan                                      500                   500                            0
Helen                         Duncan                                      500                   500                            0
Michelle Anne                 Dunstan                                     500                   500                            0
Roger John                    Dunstan                                     500                   500                            0
Stuart Russell                Dunstan                                     500                   500                            0
Malcolm Leslie                Edwards                                     500                   500                            0
Mark John                     Edwards                                     500                   500                            0
Jana                          El-Husseini                                1000                  1000                            0
Daniel Bruce                  Ellaway                                     500                   500                            0
Fitri                         Falhadad                                    500                   500                            0
Fitri                         Falhadad                                    500                   500                            0
Fitri1                        Falhadad1                                   500                   500                            0
John Frederick                Fallon                                      500                   500                            0
Luke Anthony                  Fallon                                      500                   500                            0
Mathew James                  Fallon                                      500                   500                            0
Pamela Maie                   Fallon                                      500                   500                            0
Glen Edwards                  Ferguson                                    500                   500                            0
Michelle                      Fieldsend                                   500                   500                            0
James                         Fitzgerald                                  500                   500                            0
Caroline Alexandria           Folbigg                                    5000                  5000                            0
Hayden Charles                Folbigg                                    2500                  2500                            0
                              Francis Street Pty Ltd.                 1000000               1000000                            0
Phil Edward                   Gambell                                     500                   500                            0
Clarence Carl                 Garay                                       500                   500                            0
Edwige Anna                   Gaul                                        500                   500                            0
Raymond Trevor                Gaul                                        500                   500                            0
Goenarni                      Geonawan                                    500                   500                            0
Geoffrey William              Glew                                       2500                  2500                            0
Geoffrey Maurice              Gold                                       2500                  2500                            0
Ni Nyoman                     Gunanti                                     500                   500                            0
Sari Christin                 Gurning                                     500                   500                            0
Albert                        Halim                                       500                   500                            0
Siti                          Hamidah                                     500                   500                            0
Made Sri                      Handarini                                   500                   500                            0
Lalu Zul                      Hardi                                       500                   500                            0
Supardi                       Hardjono                                    500                   500                            0
Richard John                  Harley                                      500                   500                            0
Helena Hindarto               Heffman                                     500                   500                            0
Elmid                         Hendro                                    12000                 12000                            0
Andrew Leight                 Heng                                       5000                  5000                            0
Hermawan                      Hermawan                                    500                   500                            0
Deni                          Herniwan                                    500                   500                            0
Anastasia Sopacula            Hesler                                      500                   500                            0
Ronald Patrick                Hesler                                      500                   500                            0
Dion Hasan                    Heyder                                      500                   500                            0
Leonie Ann                    Heyder                                      500                   500                            0
Lutfi                         Heyder                                      500                   500                            0
Natasya Jamila                Heyder                                      500                   500                            0
Nicole Shaakira               Heyder                                      500                   500                            0
Urip                          Hidayat                                     500                   500                            0
Totong                        Hidayat                                     500                   500                            0
Gary Mark                     Hill                                        500                   500                            0
Julie Anne                    Hilton                                      500                   500                            0
Laurie Raymond                Hocking                                     500                   500                            0
Gary John                     Hofmaier                                   2500                  2500                            0
Andy Neo Chee                 Hoon                                        500                   500                            0
Eric Carl                     Horneman                                   2500                  2500                            0
Brian Douglas                 Hunt                                       5000                  5000                            0
Felicity                      Hunt                                       2500                  2500                            0
James                         Hunt                                       1250                  1250                            0
Jason                         Hunt                                       1250                  1250                            0
Nicholas Dunstan              Hunt                                        500                   500                            0
Pascale Celine                Hunt                                        500                   500                            0
Sascha                        Hunt                                        500                   500                            0
Cheryl Ann                    Hunt                                        500                   500                            0
Noela Joy                     Hunt                                        500                   500                            0
Beverley Joy                  Hunter                                      500                   500                            0
Anne Catherine                Hurley                                      500                   500                            0
Paul Edwin                    Hynes                                       500                   500                            0
Awaliyah                      Ice                                         500                   500                            0
Dipl. Ing. Aditya             Indradjaja                                  500                   500                            0
Febrianti                     Intan                                       500                   500                            0
Bambang                       Irawan                                      500                   500                            0
Irwan                         Irwan                                       500                   500                            0
Marvin                        Isaacson                                    500                   500                            0
Budi                          Iskandar                                    500                   500                            0
Muhammad                      Jamil                                       500                   500                            0
Ermelinda Oniza               Jehamit                                     500                   500                            0
Geneveva                      Jemina                                      500                   500                            0
Peter                         Jhon                                        500                   500                            0
Bernadette Valerie            Johnson                                    5000                  5000                            0
Elvina Marie                  Johnson                                    2500                  2500                            0
Monica                        Johnson                                     500                   500                            0
Ni Nyoman                     Joni                                        500                   500                            0
Robert Alan                   Joske                                       500                   500                            0
Selfia                        Joso                                        500                   500                            0
David Mathew                  Joyce                                       500                   500                            0
Helen Elizabeth               Joyce                                       500                   500                            0
Joseph Anthony                Joyce                                       500                   500                            0
Anthony George                Jude                                        500                   500                            0
Walter Rudolf                 Kaminski                                  12000                 12000                            0
Ludwig Theodore               Kaminski                                    500                   500                            0
Muchammad Iwan                Kartiwan                                    500                   500                            0
Jan Patricia                  Kehoe                                      1250                  1250                            0
John                          Kehoe                                       500                   500                            0
Doris                         Keller                                      500                   500                            0
Nurul                         Kemala                                     1000                  1000                            0
John Randall                  Kennerley                                 24000                 24000                            0
Kerri-Anne                    Kennerley                                 24000                 24000                            0
Lah                           Komariah                                    500                   500                            0
Frank Josep                   Kristan                                   23000                 23000                            0
Katherine                     Kristan                                     500                   500                            0
Noelle                        Kristan                                     500                   500                            0
Paige                         Kristan                                     500                   500                            0
Frank Josep                   Kristan                                  750000                750000                            0
Susi                          Kristina                                    500                   500                            0
Billy Andrew                  Kristyono                                   500                   500                            0
Emmanuel                      Kristyono                                   500                   500                            0
Johanes                       Kristyono                                   500                   500                            0
Nethania                      Kristyono                                   500                   500                            0
Ni Made Ratna Dewi            Kusuma                                      500                   500                            0
Bayu                          Kusworo                                     500                   500                            0
                              L C Asia Limited                          50250                 50250                            0
Ni Ketut                      Lalis                                       500                   500                            0
Jeffrey Alan                  Lampe                                      1250                  1250                            0
I Made Yudika                 Lanang                                      500                   500                            0
Lynette Penny                 Lander                                      500                   500                            0
Ni Made                       Langgeng                                    500                   500                            0
Lasmidi                       Lasmidi                                     500                   500                            0
David Victor                  Laurence                                   2500                  2500                            0
I Made                        Lena                                        500                   500                            0
Ni Putu Sri                   Lestari                                     500                   500                            0
Tjhin Lin                     Lie                                         500                   500                            0
Lily                          Lily                                        500                   500                            0
Chew Miaw                     Ling                                        500                   500                            0
I Gusti Ketut                 Lodra                                       500                   500                            0
Edwardi                       Lubis                                       500                   500                            0
David John                    Lucas                                       500                   500                            0
James Thomas                  Lucas                                       500                   500                            0
Jennifer Elizabeth            Lucas                                       500                   500                            0
                              Ludvik Nominees Pty Ltd                  100000                100000                            0
I Dewa Made                   Mahayana                                    500                   500                            0
Morris Richard                Mair                                        500                   500                            0
Domingo Laxamana              Manuel                                      500                   500                            0
I Nyoman                      Mardawa                                     500                   500                            0
Ni Made                       Mariani                                     500                   500                            0
Early Riza                    Marini                                      500                   500                            0
I Wayan                       Marjaya                                     500                   500                            0
Ani                           Marwati                                     500                   500                            0
Christian                     Mathindas                                   500                   500                            0
Yudhi                         Maulana                                     500                   500                            0
Janine Margaret               McDonald                                   1250                  1250                            0
Kathleen Mary                 McDonald                                    500                   500                            0
Stewart Douglas               McDonald                                    500                   500                            0
Timothy John                  McDonald                                    500                   500                            0
Russell                       Mclaine                                     500                   500                            0
Hector Charles                McLeod                                     2500                  2500                            0
Malcolm Hector                McLeod                                      500                   500                            0
David John                    McLeod                                      500                   500                            0
Anthony Lloyd                 Meagher                                     500                   500                            0
Corinne Jeanette              Meagher                                     500                   500                            0
John Horsley                  Meagher                                     500                   500                            0
Heru                          Media                                       500                   500                            0
Asif Haneef                   Mehrudeen                                  5000                  5000                            0
I Wayan                       Meja                                        500                   500                            0
A.A. Gede Raka                Mendra                                      500                   500                            0
Ni Wayan                      Menuh                                       500                   500                            0
PT Taman                      Merah                                       500                   500                            0
                              Island Regency Group Limited            4000000               4000000                            0
                              Island Regency Group Limited            6000000               6000000                            0
Poer                          Miniati                                     500                   500                            0
                              Misradin                                    500                   500                            0
Eka                           Misyati                                     500                   500                            0
David                         Moorman                                     500                   500                            0
Elsie                         Moorman                                     500                   500                            0
Melville Guy                  Moorman                                     500                   500                            0
Kristen Jane                  Moran                                       500                   500                            0
Noel                          Morley                                      500                   500                            0
Patrica                       Morley                                      500                   500                            0
Lie (Wong) Lie                Moy                                         500                   500                            0
I Ketut                       Mudana                                      500                   500                            0
Zakaria                       Muhamad                                     500                   500                            0
I Wayan                       Muliartha                                   500                   500                            0
Tati                          Muliyanti                                   500                   500                            0
Munisah                       Munisah                                     500                   500                            0
Joseph                        Murray                                      500                   500                            0
Gusti Ayu                     Murtini                                     500                   500                            0
Ni Ketut Juniasih             Murtini                                     500                   500                            0
Solihfia                      Nadafuri                                  12000                 12000                            0
Mohammad                      Narwan                                      500                   500                            0
Mira                          Nathalia                                    500                   500                            0
Sinclaire                     Nattalia                                    500                   500                            0
Bradley                       Newlove                                     500                   500                            0
Claire                        Newlove                                     500                   500                            0
Jillian Anne                  Newlove                                     500                   500                            0
Sarah Jane                    Newlove                                     500                   500                            0
Vjekoslav                     Nizic                                     12000                 12000                            0
Angelka                       Nizic                                       500                   500                            0
Michael                       Nizic                                       500                   500                            0
Genevieve                     Nizic                                       500                   500                            0
Natice                        Nizic                                       500                   500                            0
C. Markus                     Nong                                        500                   500                            0
Normandy                      Normandy                                    500                   500                            0
Ita Adhitya                   Nova                                        500                   500                            0
Siti                          Nuraeni                                     500                   500                            0
Lilis                         Nuraini                                     500                   500                            0
Sufaat                        Nurhartoyo                                  500                   500                            0
Popon                         Nurhayati                                   500                   500                            0
Nurliza                       Nurliza                                     500                   500                            0
Nursasongko                   Nursasongko                                 500                   500                            0
Ida                           Nursida                                     500                   500                            0
                              PT EcoEnergy Nusantara                      500                   500                            0
Annie Victoria                O'Brien                                    5000                  5000                            0
Margaret Ann                  Ojala                                    500000                500000                            0
Alan                          Ojala                                       500                   500                            0
Darryl                        Ojala                                       500                   500                            0
Joyce                         Ojala                                       500                   500                            0
Nelson James                  Ojala                                       500                   500                            0
I Ketut                       Pandi                                       500                   500                            0
Hendrik                       Pardede                                     500                   500                            0
I Wayan Agus                  Pardiasa                                   5000                  5000                            0
Ni Wayan                      Parmiti                                     500                   500                            0
Robert William                Parsons                                     500                   500                            0
Yun Maulina                   Parsons                                     500                   500                            0
Douglas Maxwell               Pauling                                     500                   500                            0
Reawyn Valentine              Pauling                                     500                   500                            0
Emily                         Pauling                                     500                   500                            0
Georgina                      Pauling                                     500                   500                            0
Sonia Winifred                Pearson                                     500                   500                            0
I Putu Widya Laksana          Pendit                                      500                   500                            0
Ni Made Kanunia Sari          Pendit                                      500                   500                            0
Roland                        Petrie                                      500                   500                            0
Philip John                   Pinsent                                     500                   500                            0
                              Pio Services Limited                      13000                 13000                            0
Boy Pebie                     Piranhadi                                   500                   500                            0
Rita Ellen                    Polli                                       500                   500                            0
Kristianus Seno               Prasetyo                                    500                   500                            0
Dodi                          Prawira                                     500                   500                            0
Prawito                       Prawito                                     500                   500                            0
Bettina Louise                Pfeiffer                                   5000                  5000                            0
Hunung                        Priwidayati                                 500                   500                            0
Wyuna Estelle                 Prosser                                     500                   500                            0
I Nengah                      Purna                                       500                   500                            0
Sari                          Purnama                                     500                   500                            0
Yongki                        Purnama                                     500                   500                            0
Ni Ketut                      Purnamini                                   500                   500                            0
Ni Wayan                      Purnamini                                 12000                 12000                            0
Purwadi                       Purwadi                                     500                   500                            0
Meita Indah                   Purwaningtias                               500                   500                            0
Ari                           Purwanto                                    500                   500                            0
Putu Ayu Rena                 Purwita                                     500                   500                            0
Anak Agung Gede               Putrawan                                    500                   500                            0
Maryvonne Eloise              Pyne                                        500                   500                            0
John Daniel                   Rachmat                                     500                   500                            0
Rahayu                        Rahayu                                      500                   500                            0
Siti                          Rahayu                                      500                   500                            0
Endang Sri (Anna)             Rahayu                                      500                   500                            0
Amanda Leigh                  Raines                                      500                   500                            0
Clive Duncan                  Raines                                      500                   500                            0
Sarah Emma                    Raines                                      500                   500                            0
Rudy Irzan                    Redjamat                                    500                   500                            0
Judith Lynn                   Reid                                        500                   500                            0
Gerald Arndt                  Resnick                                    5000                  5000                            0
Retty                         Rianika                                     500                   500                            0
Robert Allan                  Rice                                        500                   500                            0
Kletus                        Riu                                         500                   500                            0
George Edwin                  Robinson                                    500                   500                            0
Joyce                         Robinson                                    500                   500                            0
Brent Mark                    Robinson                                    500                   500                            0
Lisa-Marie                    Robinson                                    500                   500                            0
Nicolene Mathilda             Rodda                                       500                   500                            0
Dwi                           Rohani                                      500                   500                            0
Rokesih                       Rokesih                                     500                   500                            0
Rosemary Cecilia              Rovetto                                     500                   500                            0
James & Nancy                 Rowbotham                                 50000                 50000                            0
James                         Rowbotham                                 12000                 12000                            0
Rusmayanti                    Rusmayanti                                  500                   500                            0
I Made                        Sadiartha                                   500                   500                            0
Dedeh Sadiah                  Sadikin                                     500                   500                            0
Agus                          Samsudin                                    500                   500                            0
I Wayan                       Sanggra                                     500                   500                            0
Arief Dipa                    Sanjaya                                     500                   500                            0
Didik Budi                    Santoso                                     500                   500                            0
Edi                           Sanyoto                                     500                   500                            0
Gede Arya Eka                 Saputra                                     500                   500                            0
Debbie                        Sarris                                     2500                  2500                            0
Allister James                Sarris                                      500                   500                            0
I Made                        Sedana                                      500                   500                            0
I Wayan                       Sendri                                      500                   500                            0
Ni Made                       Sepriadi                                    500                   500                            0
David                         Setiawan                                    500                   500                            0
Rebella Lean                  Shanley                                     500                   500                            0
Joanna Marie                  Shiff                                      1250                  1250                            0
Baiq                          Sifawati                                    500                   500                            0
Rayani Metrola                Simanjuntak                                 500                   500                            0
David Benjamin                Simmons                                     500                   500                            0
Debra Ellis                   Simmons                                     500                   500                            0
Roganda                       Siregar                                     500                   500                            0
Annie                         Siriwidadi                                  500                   500                            0
Adjie Iridium                 Sjaaf                                       500                   500                            0
Richard Armstrong             Slaney                                      500                   500                            0
Theodore                      Smith                                    310000                310000                            0
Ni Nyoman                     Sokarini                                    500                   500                            0
Ria Juwairiah                 Solihin                                     500                   500                            0
Mark R.                       Soper                                       500                   500                            0
Sriatun                       Sriatun                                     500                   500                            0
Robert John                   Stadler                                     500                   500                            0
William David                 Stannard                                  12000                 12000                            0
Gregory James                 Stannard                                   2500                  2500                            0
Dorothy                       Stannard                                    500                   500                            0
Susanne Priscilla             Stevens                                     500                   500                            0
Andreas Heinrich              Stokowy                                     500                   500                            0
I Made                        Suadha                                      500                   500                            0
I Nyoman                      Suadnya                                     500                   500                            0
Ni Luh                        Suamirni                                    500                   500                            0
I Wayan                       Suartha                                     500                   500                            0
Subhan                        Subhan                                      500                   500                            0
Antonius Johanes              Subrata                                     500                   500                            0
Robertus                      Subrata                                     500                   500                            0
I Putu                        Sudartana                                   500                   500                            0
I Nyoman                      Sudiarta                                    500                   500                            0
I Nyoman                      Sudiartha                                   500                   500                            0
Ni Nengah                     Sugiani                                     500                   500                            0
I Nyoman                      Sugiarta                                    500                   500                            0
Mimin                         Suharti                                     500                   500                            0
Suhartini                     Suhartini                                   500                   500                            0
Sukarman                      Sukarman                                    500                   500                            0
Didik                         Sukarna                                     500                   500                            0
Djatnika                      Sukarta                                     500                   500                            0
I Made                        Sukirta                                     500                   500                            0
Ni Made                       Sukraeni                                    500                   500                            0
Endang                        Sulastri                                    500                   500                            0
Ni Ketut                      Sulastri                                    500                   500                            0
Suliasih                      Suliasih                                    500                   500                            0
Lianny                        Suliawan                                    500                   500                            0
Ni Putu                       Sumariani                                   500                   500                            0
Sumiyati                      Sumiyati                                    500                   500                            0
Supanto                       Supanto                                     500                   500                            0
Made Ani                      Suprapta                                    500                   500                            0
Supriyanto                    Supriyanto                                  500                   500                            0
Supriyono                     Supriyono                                   500                   500                            0
                              PT Taman Merah                           500000                500000                            0
Arif                          Suryadi                                     500                   500                            0
Ni Ketut                      Susana                                      500                   500                            0
I Nyoman Dharma               Susila                                      500                   500                            0
I Nyoman                      Suwandana                                   500                   500                            0
Ni Luh Ratini                 Suweni                                      500                   500                            0
I Gede                        Suwirya                                     500                   500                            0
Ni Ketut                      Suwitri                                     500                   500                            0
Epafroditus                   Suyanto                                   12000                 12000                            0
Siti                          Syarifah                                    500                   500                            0
Frederic Piere                Taffin                                      500                   500                            0
Isabela H. Sjaaf              Tanoto                                      500                   500                            0
Martalena                     Tarigan                                     500                   500                            0
Ni Wayan                      Tatik                                       500                   500                            0
Hendrikus                     Tawur                                       500                   500                            0
                              Tempio Group of Companies Ltd             12000                 12000                            0
Helen Mary                    Thompson                                   2500                  2500                            0
Benny                         Tjahyadi                                    500                   500                            0
Brian Walter                  Torrance                                  24000                 24000                            0
Anne                          Torrance                                   5000                  5000                            0
Julie Anne                    Torrance                                    500                   500                            0
Marianne                      Torrance                                    500                   500                            0
Samuel                        Tov-Lev                                     500                   500                            0
Dewa Ayu                      Trisna                                      500                   500                            0
Christopher John              Turner                                     5000                  5000                            0
Prita Dora                    Ukitasari                                   500                   500                            0
Ulfiah                        Ulfiah                                      500                   500                            0
Elizabeth Anne                Wadsworth                                  2500                  2500                            0
Lodewyk Karel                 Wagiu                                       500                   500                            0
Rully                         Wahyudi                                     500                   500                            0
Eko                           Wahyudi                                     500                   500                            0
Sulin                         Wahyudi                                     500                   500                            0
Ni Luh Putu Ana               Wahyuni                                     500                   500                            0
Ni Komang Sri                 Wahyuni                                     500                   500                            0
Gregory                       Walsh                                       500                   500                            0
Therese                       Walsh                                       500                   500                            0
Francis Andri Paul            Waneukem                                    500                   500                            0
Ni Luh Oka                    Wardani                                     500                   500                            0
David Simon                   Warhaft                                    2500                  2500                            0
I Ketut                       Warta                                       500                   500                            0
Catherine Elizabeth           Waters                                     5000                  5000                            0
James Charles                 Waters                                     1250                  1250                            0
John                          Waters                                      500                   500                            0
Erna                          Wati                                        500                   500                            0
Ronny                         Wazier                                      500                   500                            0
Stephen Heinz                 Weber                                       500                   500                            0
                              Weed & Co. LLP                            75000                 75000                            0
I Ketut                       Wenia                                       500                   500                            0
Robert Clive                  West                                        500                   500                            0
Andrew Arnott                 Wheeler                                    5000                  5000                            0
Danielle Lisa                 Wheeler                                    5000                  5000                            0
David Arnott                  Wheeler                                    2500                  2500                            0
Pauline Maureen               Wheeler                                     500                   500                            0
Peter                         Whitfield                                   500                   500                            0
Wayan Wiwik                   Wiartini                                    500                   500                            0
I Putu Agus                   Widiantara                                  500                   500                            0
I Putu                        Widnyana                                    500                   500                            0
Brett Adrian                  Wiley                                       500                   500                            0
Malcolm Edwards               Williams                                    500                   500                            0
Ni Made Rai                   Wismayani                                   500                   500                            0
I Made                        Wita                                        500                   500                            0
Karen                         Wittich                                     500                   500                            0
Thomas Leslie                 Wittich                                     500                   500                            0
Desmond                       Wong                                       2500                  2500                            0
Angus Chooi                   Wong                                        500                   500                            0
Richard                       Woods                                    100000                100000                            0
Wulandari                     Wulandari                                   500                   500                            0
I Wayan                       Yadnya                                      500                   500                            0
Mohammad                      Yahya                                       500                   500                            0
I Made Putra                  Yasa                                      12000                 12000                            0
Yati                          Yati                                        500                   500                            0
Wong Chooi                    Yoke                                        500                   500                            0
Hendra                        Yudio                                       500                   500                            0
Yuliana                       Yuliana                                     500                   500                            0
A.A. Sri                      Yulliani                                    500                   500                            0
Hasta                         Yuwana                                      500                   500                            0
Horst Ernst                   Zilch                                       500                   500                            0
Edy                           Zulferdi                                    500                   500                            0

                                                                     14737000              14737000


(1)     These  numbers  assume  the  selling  shareholders  sell  all  of  their  shares  prior  to  the completion  of  the  offering.

                              PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. After such time, the selling stockholders may sell the shares from time to time:

- in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

-    at prices  related  to  such  prevailing  market  prices;

-    in negotiated  transactions,

-    in a combination  of  such  methods  of  sale;  or

-    any other  method  permitted  by  law.

Selling shareholders who are officers, directors or 5% shareholders of the company, or affiliates thereof, are considered underwriters of this offering and will offer their shares at fixed price of $1.00 per share for the duration of the offering.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. The selling security holders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-    engage  in any stabilization activity in connection with any of the shares;

-    bid for  or purchase any of the shares or any rights to acquire the shares,

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus has been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as a principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

                                LEGAL PROCEEDINGS

There are no legal proceedings against us and we are unaware of any proceedings contemplated against us.

                   DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

The following table sets forth the name and age of our directors and executive officers, along with their principal offices and positions as of October 31, 2006. Our executive officers are elected annually by the Board. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board. Unless described below, there are no family relationships among any of the directors and officers. No officer or director has had any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); no bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of bankruptcy or within two years prior to that time; or has been subject to any order, judgment or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or have been found by any court of competent jurisdiction, the Commission or Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

     NAME               AGE             POSITION                         TERM
     ----               ---             --------                         ----

John  R.  Kennerley     65       Chairman  of  the  Board          3/10/04 to present

Graham  J.  Bristow     59   Director,  President  and  Chief      3/17/05 to present
                                   Executive  Officer

Bob  Bratadjaya         40  Director,  Secretary  and  Treasurer   3/17/05 to present

Julian  James  Bristow  33       Chief  Operating  Officer,        7/01/06 to present
                               Vice  President  of Operations

Bettina  Pfeiffer       34       Vice  President  Marketing        7/01/06 to present

Joseph  Anthony  Joyce  59             Director                    3/10/04 to present

JOHN  R.  KENNERLEY--     CHAIRMAN  AND  DIRECTOR

Born September 1939, John is an Australian and European passport holder. He lives in Sydney, Australia with his wife, Australian television host, Kerri-Anne Kennerley. He was involved early in his career with Grand Prix racing and world championship winner Sterling Moss. He was a member of the Board of the Directors of Vernon Pools, and in 1977, negotiated with the New York State Lottery to introduce Lotto into the State of New York. He was President of Games
Management,  Inc.,  the  operating  company  of  the  New  York  Lotto.

After the sale of Vernon Pools, he relocated to Australia and became a director of Fulfillment Australia Ltd. before it was sold to TNT Group and Vusion Pacific Pty Ltd that was involved in the manufacturing and distribution of electronic sign boards.

From 1999 to the present, he has served as Chairman of Meridian Pacific Capital Pty Ltd located in Singapore and Sydney, Australia, a related company to Island Regency Group f/k/a Meridian Pacific Investments HK Ltd, and a provider of venture capital. From 2001 to the present, John has served as managing director of Treitro Pty Ltd, a celebrity management company located in Sydney, Australia.

John is an independent director and is not engaged in the day to day business of the company.

GRAHAM  J.  BRISTOW  --  PRESIDENT,  CHIEF  EXECUTIVE  OFFICER  AND  DIRECTOR

Born in July 1947, in Hastings, New Zealand, he resides in Noosa Heads, Queensland, Australia and is a dual New Zealand and Australian citizen. Graham moved to Australia in 1992 after a career in the telecommunications and transport industries. He became joint managing director and founding shareholder of Omni Telecommunications, Ltd. in Melbourne Australia, listing the company's securities on the ASX (Australian Stock Exchange) via a reverse merger with Henry B. Smith Ltd.

He resigned in 1996 to form an internet start-up, LibertyOne, Ltd., taking the company public on the ASX in 1998. Graham was Managing Director and major shareholder, relocating to California in 1999 to establish a North American subsidiary of the company.

In 2000, upon leaving LibertyOne, Ltd., he was appointed a director of an Indonesian listed company, PT Indoexchange Tbk a financial portal operator located in Jakarta, Indonesia, in 2002, resigning in June 2004. Graham invested in PT Island Concepts Indonesia, Tbk in 2002, a villa development and management company located on the island of Bali via his corporate entity, Island Regency Group Ltd., a company incorporated in Hong Kong. Mr. Bristow has served as managing director of Island Regency, an investment company since 1995. PT Island Concepts Indonesia Tbk is also involved in the sale and leasing of third party properties, however the majority of business activity is the development and management of properties owned by itself. The company's securities were listed on the Surabaya Stock Exchange in Indonesia in July 2005. He is currently a Commissioner of the company on its advisory board, a non-control position. Mr. Bristow also has served as managing director of Francis Street Pty Ltd, a private investment company located in Noosa, Australia, since 2001.

Graham Bristow is an officer and director of Island Residences Club, Inc. and is actively involved in the day to day operations.

Graham Bristow is the father of Julian Bristow, the company's Chief Operating Officer.

BOB  BRATADJAYA  --  SECRETARY,  TREASURER  AND  DIRECTOR

Bob was born in Central Java, Indonesia, is 40 years of age and married with two children. He obtained a law degree from the University of Jakarta and worked within the capital markets as corporate lawyer.

He joined PT Courts Indonesia, a Club concept retailer in 2000 and successfully took the company public on the Jakarta and Surabaya Stock Exchange in 2003. Bob served as corporate secretary of Courts until 2004.

Bob jointed PT Island Concepts Indonesia, Tbk. in mid 2004 as corporate secretary and as head of due diligence committee in preparation of the company going public on the Surabaya Stock Exchange. He resigned from Island Concepts in May 2006. He now currently works as a freelance attorney in Jakarta.

He    joined the board of Island Residences Club, Inc. in 2005 and was appointed as  treasurer  and  corporate  secretary.

JULIAN  JAMES  BRISTOW  -  CHIEF  OPERATING  OFFICER,  VICE PRESIDENT OPERATIONS

Born March 22nd 1973, Hastings, New Zealand, Julian is a US Resident living in Torrance, California with his wife Astrid.

Julian Bristow is the son of the Chief Executive Officer and President of the Company, Graham James Bristow.

Julian was educated in New Zealand, however attended the University of Queensland in Brisbane, Australia. He played representative Rugby for the Brisbane West's Rugby Club and on taking up employment with Omni Telecommunications in Melbourne, Australia as Production Manager in 1996 trained the Melbourne Universities Women's Rugby Team. Under Julian's stewardship this newly established team went on to win the National Championships in its second year of competitive sport. In 1998 Julian relocated to Sydney to join LibertyOne Limited and was involved in managing and developing the online businesses of Australian Tennis Champion, Pat Rafter; Golfing Legend, Greg Norman and others. He moved to Los Angeles in 1999 with the company's US subsidiary Digital Rights Inc., an online sports promotion company. He left Digital Rights in 2001 to join Marketing and Promotions Company, Makai Event Management & Promotions of Manhattan Beach, California, where he now serves as project manager.

Julian is currently active in the sport of Rugby in California joining the Los Angeles Rugby Squad as a player coach. The team has participated at the National's in recent years. He joins Island Residences Club, Inc. charged with the specific responsibility of launching and managing the company's Vacation Residences Club concept in North and Central America. Julian will open a regional office for the company in Southern California.

BETTINA  PFEIFFER  VICE  PRESIDENT  -  MARKETING

Bettina Pfeiffer was born in Hong Kong and moved to the U.S. in 1991 and attended the Arizona State University in Tempe, Arizona. Bettina graduated in 1995 with a B.S. Degree in Psychology concentrating in the area of Neuroanatomy and Child Development. Today Bettina lives in Scottsdale, Arizona with her two children of 7 and 4 years.

From March 2002 until late 2004 Bettina was a partner in custom home building company, Sonora West Developments, Inc. with the specific responsibility for the locating of suitable land plots for development, project management and client service relations.

During the period with Sonora, Bettina organized the Arizona Foothills Magazine Home Builder of the year functions; also Sonora West Developments, Inc. has been a recipient and honoree of this award.

Bettina attended the Arizona School of Real Estate in 2004 obtaining Certification in Loan Processing and obtaining an Arizona Real Estate Sales License. She commenced with Century 21, Arizona Foothills Branch in October 2005 and currently is employed as a realtor. Over this period Bettina gained invaluable experience working with the Spur Cross Spa in the capacity of Front Office and Customer Services Manager and together with her Real Estate Development and Sales experience will bring to Island Residences Club, Inc. invaluable relevant skills.

JOSEPH  ANTHONY  JOYCE  -  DIRECTOR

Born February 1947, Liverpool, UK, Joe is a New Zealand and EU passport holder. He lives in Sydney, Australia with his wife Anne who is CEO of the Australian Government Telecommunications Regulating Organization.

Joe obtained an MBA from the University of Auckland, New Zealand before leaving for Australia and joining LibertyOne, an Australian listed internet start-up company in 1997 as its general manager for new technology development being largely engaged in educational, interactive video, web casting business development. He was responsible for due diligence, research and development activities.

He left to start Maestro Business Systems Pty Ltd in 2000, a developer, systems integrator and marketer of specialist employment and event management software solutions. Joe is founding and majority shareholder and Chairman and CEO of the company which is successful in its field both in Australia and overseas. He opened a Hong Kong operation and became a fellow of the Hong Kong Institute of Directors in 1999. From 2000 to 2003, Mr. Joyce also served as a director of Ticketnet HK Ltd, an online event ticketing company.

He remains with Maestro Business Systems as managing director and joined the board of Island Residences Club, Inc. in 2004 as an independent director.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

We presently do not have any committees but expect to establish the following committees in the next fiscal year.

Executive Committees. The Board of Directors will establish an executive committee (the "Executive Committee"), which will be granted such authority as may be determined from time to time by a majority of the Board of Directors. We expect that the Executive Committee will consist of the Founders and at least one independent director. All actions by the Executive Committee will require the unanimous vote of all its members.

Audit Committee. The Board of Directors will establish an audit committee (the "Audit Committee"), which will consist of two or more independent directors. The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls.

Compensation Committee. The Board of Directors will establish a compensation committee (the "Compensation Committee"), which will consist of two or more non-employee or independent directors to the extent required by Rule 16b-3 under the Exchange Act, to determine compensation for our senior executive officers and advisors.

Our  Board  of  Directors  initially  will  not  have  a  nominating  committee.

DIRECTORS  AND  OFFICERS  INSURANCE

We will apply for a directors and officers liability insurance policy with coverage typical for a public company such as the company that will become effective upon the effectiveness of the registration statement. The directors and officers liability insurance policy insures (i) the officers and directors of the company from any claim arising out of an alleged wrongful act by such person while acting as officers and directors of the company, (ii) the company to the extent it has indemnified the officers and directors for such loss and
(iii) the company for losses incurred in connection with claims made against the company for covered wrongful acts.

INDEMNIFICATION  OF  OFFICERS

The Certificate of Incorporation provides for the indemnification of our officers and directors against certain liabilities to the fullest extent permitted under applicable law. The Certificate of Incorporation also provides that our directors and officers be exculpated from monetary damages to the fullest extent permitted under applicable law.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The information in the following table sets forth information regarding the beneficial ownership of the common stock of the company as of October 31, 2006, out of 14,737,000 outstanding shares, with respect to (i) each person known by the company who beneficially owns 5% or more of the outstanding shares of Common Stock, (ii) each person who is a director or named executive officer of the company and (iii) all directors and executive officers of the company as a group.

Name  and  Address  of  Beneficial  Owner  (1)     Shares     Percentage
----------------------------------------------     ------     ----------
John  Kennerley,  Chairman(2)
1769-203  Jamestown  Road
Williamsburg,  VA  23185                           48,000         <1%

Graham  Bristow,  President,
CEO  and  Director  (3)(4)(5)
1769-203  Jamestown  Road
Williamsburg,  VA  23185                       11,500,000       78.0%

Bob  Bratadjaya,  Secretary,
Treasurer  and  Director
1769-203  Jamestown  Road
Williamsburg,  VA  23185                           12,000         <1%


Julian James Bristow,
Chief Operating Officer(6)
and VP of Operations
1769-203  Jamestown  Road
Williamsburg,  VA  23185                            1,000         <1%

Bettina Pfeiffer,
Vice-President Marketing
1769-203  Jamestown  Road
Williamsburg,  VA  23185                             5,000        <1%

Joseph  Anthony  Joyce,  Director
1769-203  Jamestown  Road
Williamsburg,  VA  23185                              500         <1%

Island Regency Group Limited f/k/a
Meridian  Pacific  Investments HK  Ltd  (4)
P.O.  Box  1947  Noosa  Heads
Queensland  4567,  Australia                   10,000,000       67.9%


Francis  Street  Pty  Ltd(5)
P.O.  Box  1947  Noosa  Heads
Queensland  4567,  Australia                    1,000,000        6.1%

All  directors  and  executive
officers  as  a group (6 persons)              11,566,500       78.5%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting investment power or has the power to acquire such beneficial ownership within 60 days.

(2)  24,000  shares  are  owned  by  Mr. Kennerley's wife, Kerri-Anne Kennerley.

(3)  Includes  500,000  shares  held  by Mr. Bristow's wife, Margaret Ann Ojala.

(4) Island Regency Group Limited owns 10,000,000 shares and is majority owned and controlled by Graham J. Bristow.

(5) 1,000,000 shares are owned by Francis Street Pty Ltd which Mr. Bristow controls.

(6)  Includes  500  shares  held  by  Mr.  Bristow's  wife,  Astrid  Bristow.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.0001 per share, of which there are 14,737,000 shares issued and outstanding as of October 31, 2006 and 20,000,000 shares of preferred stock, par value $.0001 per share, of which none have been designated or issued. The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-laws, copies of which are as exhibits to this registration statement.

COMMON  STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in their discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Weed & Co. LLP has rendered an opinion on the validity of the securities being registered. Weed & Co. LLP owns 75,000 shares of common stock of the company. The financial statements included in this prospectus, have been audited by Kabani & Co., Inc. CPAs, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Please  see  Certain  Relationships  and  Related  Transactions.

                             DESCRIPTION OF BUSINESS

HISTORY

Island Residences Club, Inc., formerly Hengest Investments, Inc. and Island Investments, Inc., was incorporated in the State of Delaware on July 16, 2002. On March 10, 2004, T. Chong Weng, the sole shareholder of Hengest Investments, Inc., entered into a Share Purchase Agreement with Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd. pursuant to which Island Regency acquired 2,240,000 shares owned by Mr. Weng on March 10, 2004, representing 100% of the outstanding shares of the company. The total consideration paid by Island Regency for the shares was US$35,000. Island Regency used working capital funds to purchase the Hengest shares. Before to this transaction there was no relationship between Island Regency and the company or Mr. Weng nor did Island Regency own any securities of the company.

Prior to March 17, 2005, our business plan was to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On March 17, 2005, the company commenced business activities and issued
4,000,000 shares to Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 vacation rights valued at $0. At the time of the transaction, Island Regency owned a maximum of 80% of Island Concepts. Island Regency intended to market its vacation rights in the United States and sold those rights to us, along with the vacation club concept. We made a strategic investment in Island Concepts in the event that we were successful in marketing the rights we would realize an appreciation on our investment in Island Concepts. At the time we acquired the rights, we were of the opinion that the rights were worth a significant value ($10,000,000); 4,000,000 rights at a value of $2.50 each. However, we were required to restate and record no value for the rights in January 2006 since they were acquired from a related party whose basis was zero in accordance with U.S. GAAP standards. As such, we are unable to record any value of these rights until they are sold. It is intended that the value of these rights once sold will exceed the value of the securities shown on the our balance sheet, in keeping with our business plan. On November 16, 2005, we entered into a Share Purchase Agreement with Island Regency, whereby we purchased 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia Tbk.

We converted these vacation rights to vacation points and hold them as inventory. One right equals one point at USD $2.50 per point. Vacation points are a voucher that can be redeemed for stays at the Bali Island Villas & Spa (which is fixed at a rate of $250.00 per night for ten years for the holders of these points) and other locations in the future that we may acquire "rights" or "entitlements." With this acquisition, our business plan includes marketing and selling vacation stay entitlements in the form of vacation points, which has been our sole business activity as well as evaluating projects for the development, management and operations of luxury resorts since May 2005. Specifically, the company operates The Island Residences Club, which includes marketing and sales of memberships and the marketing and sales of vacation points. We have not sold any memberships in the Club. The points are issued as stay entitlements in the one of the ten villas in Bali Island Villas in Seminyak, Bali owned by PT Island Concepts Indonesia Tbk, whose business includes property sales, leasing, development and management. PT Island Concepts has built the ten villas in Bali and intends to continue to develop the property with additional villas. It manages the properties with its staff and engages travel agents to book accommodation at the villas.

We intend to utilize Island Concepts to sell points and membership in Asia and to develop and manage other properties overseas for our members' use. Island Concepts is working with the company to (i) acquire, develop and operate other vacation ownership resorts in Bali, Asia and beyond, and (ii) provide resort management and maintenance services to vacation ownership resorts it owns. Island Concepts as an Indonesian corporation is able to employ and manage the necessary staff required to operate and maintain the properties at significant discount to labor costs in the U.S. Island Concepts is also well positioned to acquire properties throughout Asia that can be developed for use by our members, although its priorities currently are to operate and manage the existing properties, and further develop the existing properties by building new two bedroom units in Bali. There are no material agreements with Island Concepts or assurance that this arrangement will continue. We intend to (1) develop, acquire and manage vacation properties in the U.S. and Mexico for members of the Island Residences Club, (2) develop, market and manage the Island Residences Club concept and (3) sell existing inventory of points redeemable for vacation stays in the Bali Island Villas and obtain and sell future vacation stay entitlements in other properties.

We hope to finance our business activities through the sale of our vacation rights, future borrowings from our majority shareholder, and third party loans and third party investments in the company, including a $10,000,000 line of equity from Dutchess Private Equities. This line of equity will not be available until the company establishes a market for its common stock, if at all. There is no guarantee that we will be able to obtain any financing or on terms favorable to the company and its shareholders. Island Residences Club, Inc., Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd, Francis Street Pty Ltd and PT Island Concepts Indonesia Tbk are related parties with common ownership and an officer. Specifically, of the 125,000,000 shares issued and outstanding in PT Island Concepts Indonesia Tbk, we own 24,250,000 shares; Island Regency owns 39,750,000 shares; Francis Street Pty Ltd owns 36,000,000 shares; and Graham James Bristow owns 16,000,000 shares for a total of 116,000,000 shares or 92.8% of the total issued capital as of October 31, 2006. Island Regency and Francis Street Pty Ltd are entities controlled by Graham Bristow and therefore are related parties to Island Residences Club, Inc. Further, Graham Bristow is an officer and director of the Company and Island Regency. Island Concepts securities are listed on the Surabaya Stock Exchange in Indonesia. Mr. Bristow is currently a Commissioner of Island Concepts on its advisory board. Under Indonesian law, Mr. Bristow is not considered to "control" Island Concepts as he is not a director and therefore, has no control over the day to day business nor can he terminate or replace the board of directors or have any other influence over the company or its board of directors which may be deemed to be in conflict with other shareholders.

We registered our common stock on a Form 10-SB registration statement filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12(g) thereof. We file with the Securities and Exchange Commission periodic and episodic reports under Rule 13(a) of the Exchange Act, including quarterly reports on Form 10-QSB and annual reports on Form 10-KSB. We are based in Williamsburg, Virginia.

BUSINESS

We intend to operate internationally and in the hospitality industry as a private residence membership club incorporating property development and management. We recently acquired 4 million shares in PT Island Concepts Indonesia Tbk, and 4 million Vacation Stay Entitlements (Rights) in the Island Villas Bali. Ten One Bedroom Luxury Villas were completed July 2005 and are operated as a private residences club and boutique hotel. These acquired Vacation Stay Entitlements are being marketed by Island Concepts as vacation points on our behalf in Asia.

To become a member of the Island Residences Club, one must acquire a minimum of 10,000 points at a price of USD $2.50 each for a total value of $25,000.00. This will entitle the holder/member to 10 nights per annum each and every year at an Island Residences Club property. Alternatively, a member can redeem these Vacation Stay Entitlements at the rate of 100 points per night. Points can also be purchased in minimum parcels of 1,000 points and redeemed at 100 points per night per stay (an aggregate of ten nights per annum), without becoming an Island Residences Club member. Therefore, 100 points at a value of $2.50 each equals a one night stay at the Island Villas at a rate of $250.00 per day. The current published rate for stays at the Island Villas in Bali is $280.00 plus 21% being VAT and service charge for a total daily rate of $338.80. Guests acquiring or using vacation points therefore only pay $250.00 with nothing more to pay. This is a discount over published advertised rates of 26.21%. We have not sold any memberships. Membership in the club is not required to purchase vacation points.

We intend to market Island Residences Club memberships and points in Europe, Korea, Japan, South East Asia and Australia via Island Concepts as well as directly through the Island Residences Club, Inc. in the U.S. Although the intention is to sell our inventory of vacation points in the Americas, we have been selling our vacation points through Island Concepts as our selling agent as we do not have marketing personnel overseas and also the interest in Bali as a vacation destination is found more in Asian and European travelers than in travelers from America at this time because of terrorism concerns. Essentially, it is the intent that Island Concepts will operate in the Asian region selling points and memberships and the company in the Americas.

THE  PRODUCT

Our primary business focus is the development and management of the Island Residences Club. Island Residences Club members who pay a onetime membership fee of $25,000.00 much like a Golf Club membership fee, will have the use of Club Vacation properties each and every year their membership remains current. Members are allocated vacation points annually and/or can purchase additional vacation points to Club properties at $2.50 per vacation point. The Company has current inventory in the Bali Island Villas of 3,884,900 points. Points can be redeemed at the existing Bali Island Villas and future Island Residences Club properties throughout Asia, North and Central America as available. We have commenced a sales and marketing campaign to launch the Island Residences Club concept. Initially, the properties owned by Island Concepts in Seminyak, Bali will be available to members for vacation and/or business stays. We believe the target market should be the higher income local and expatriate communities in Asia and Europe. We are seeking to acquire and/or develop properties in the United States and Baja, Mexico to launch the Club concept in the US and Canada later in 2006. Currently, Club Members can only enjoy "stays" at the Island Villas in Bali, which consist of ten (10) luxury one bedroom villas in Bali, each with their own lap pool; in the future, the company hopes to offer a selection of luxury apartments and Villas in Asia, USA and Mexico and elsewhere when available, each and every year. Members are those who hold a minimum of 10,000 points and who will receive an annual non-cash right each year to stay at an Island Residences Club property for 10 days per annum.

Members will be able to extend or sell their annual points, with the company's approval, receiving an income on their membership if they elect not to use them in a given year. The points cannot be sold in the public market in competition to the company. The Private Residences Club concept is relatively new with companies such as www.exclusiveresorts.com, www.akdestinations.com, www.bellehavens.com, www.emperors-club.com, and www.quintess.com leading the way. Steve Case, founder of AOL, has taken a controlling position in Exclusive Resorts Inc. with an investment of 600m USD. These businesses offer members
`annual time plans' (15-60 days) and concierge services at multiple luxury residences and is akin to membership at an exclusive country club. Island Residences Club believes it offers members a new paradigm in the Residence Club concept in that members can enjoy the same luxury and concierge services by simply buying as much `time' as they like through the purchase of vacation points.

Island Concepts will construct and develop further unique modern Villas on land it currently owns in Bali, and has identified in Thailand. These properties will continued to be developed as modern and contemporary and yet tropical in design and can be sold with or without a lease-back option to the Island Residences Club or with a contract to the company for management and/or sundry letting. In other words, Island Residences Club, Inc. will be able to elect if it acquires the developed property and manages it or just manages or just markets the vacation rights for the said properties. We will maintain a policy for our members of keeping the properties in the utmost pristine condition and will sell or roll-over our inventory within a three to five year time frame. In some countries where Island Concepts intends to operate; e.g. Thailand and Indonesia local regulations will not allow foreign "freehold title" to land and property and therefore, the company will lease such properties where applicable. We intend to develop our own properties in the U.S. and Mexico on both leasehold and freehold land appealing to both local and foreign customers when it is time to sell. Over time, we expect to develop into essentially a property trust with the increasing value of our inventory creating an increasing asset value for the shareholders. There is no fixed timeline for the accumulation of properties, although the Company hopes to acquire properties in the United States and Mexico over the next five years. This is determined by market forces, and the availability of capital to the company. Capital is provided by the sale of subscriptions to membership of the Island Residences Club and the sale of existing inventory of vacation points. These points exist with the company but as they resulted from a related party transaction are recorded at nil value in the financial books of the company until realized.

Island Concepts plans to acquire, develop and manage properties in Asia, in particular Phuket, Thailand and continue to expand the Bali Island Villa Resort for the Island Residences Club member's use, among others. Island Concepts has commenced stage II of the Bali Island Villa expansion, the construction of ten Two Bedroom Villas on land it owns adjacent to existing One Bedroom Villas. Island Concepts will commence expansion into Thailand in 2007. If Island Concepts completes the expansion in Thailand and if Island Concepts successfully builds the additional villas then it intends to have us market the vacation rights in a similar program. We would invoice Island Concepts for the sale of rights and credit management fees for managing the program. We would then offer vacation points which can be redeemed for stays in Bali and Thailand. There are no formal agreements with Island Concepts. There is no guarantee that this arrangement will continue.

We also intend to develop a commercial property portfolio consisting of luxury hotels, spas and resorts in the United States and Mexico. These properties will provide the infrastructure to support Villas and Residences located within or adjacent to the Resorts. The Company plans to acquire properties over the next five years predominately in the U.S. and Mexico. These properties will consist of single family homes and hotel resort properties that will include the development of luxury suites as part of the hotel resort properties. The Company is currently identifying suitable properties in the U.S. and Mexico to acquire.

Both Island Residences, Inc. and Island Concepts have a similar development and business expansion plan. Island Concepts in Asia and Island Residences Club, Inc. in the US and Mexico. This entails the identification of a suitable vacation destination; the acquisition or development of a Hotel Resort property or properties at that destination and rebranded or branded as an Island Resort or Villa Resort, followed by the acquisition or development of Vacation Villas or Residences in a close proximity. The Hotel Resort business provides infrastructure (Spa, Fitness and Restaurant facilities) as well as staff training and management, for the vacation residences. Some residences may be located within the actual Hotel/Resort property. These residences will continually be updated through sale and then acquisition of replacement assets/properties. The Resort/Hotel properties will be maintained as part of an ongoing property portfolio for the Companies, Island Residences Club, Inc and PT Island Concepts Indonesian Tbk., similar to that of an investment property trust.

OTHER

We are in the process of registering our logo as a trademark in the Republic of Indonesia and the United States. We own URL's www.islandconcepts.com, www.islandresidencesclub.com, www.islandregency.com, www.islandclubresidences.com and www.islandvillasbali.com. Information on these websites is not part of this prospectus.

We have not directly expended any funds in the last two years on research and development activities. We currently have no employees and operate through consultancy arrangements. The Company has consultancy agreements with Frank Kristan and Francis Street Pty Ltd, of which Graham Bristow, CEO of the company controls. We have one (1) year contracts in place for our executives, Julian James Bristow, Chief Operating Officer and Vice President Operations and Bettina Pfeiffer, Vice President Marketing beginning July 1, 2006.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the information contained in our financial statements and the accompanying Notes.

PLAN  OF  OPERATION

Our business plan includes the development, management and operations of luxury resorts and residences and marketing and selling vacation stay entitlements in the form of vacation points. The points are issued as stay entitlements in the Island Residences Club, Inc. and the recently completed Bali Island Villas in Seminyak, Bali. The purchase of 10,000 points at $2.50 per point entitles the purchaser to membership in the Island Residences Club, a vacation membership club we have established. We have not sold any memberships in the Club.

Island Residences Club, Inc. has commenced a sales and marketing campaign to launch the Island Residences Club concept. Initially the property owned by PT Island Concepts Indonesia Tbk in Seminyak, Bali is the only property available to members for vacation and/or business stays. At this time, there are ten (10) one bedroom luxury villas in Bali, each with its own lap pool available in the vacation points program. We believe the target market is the higher income local and expatriate communities in Asia. We are seeking to acquire and/or develop properties in the United States and Baja, Mexico to launch the Club concept in the US and Canada later in 2006. Ultimately, Club Members will enjoy "stays" at the Island Villas in Bali, and later, a selection of luxury apartments and Villas in Thailand, North America, Mexico and elsewhere when available, each and every year. The membership will receive a right each year to stay at an Island Residences Club property. PT Island Concepts Indonesia Tbk will expand its current Bali Island Villa Resort in Seminyak, Bali and construct unique modern Villas on land it has acquired in Thailand. These properties will be modern, contemporary and yet tropical in design and can be sold with or without a lease-back option to the Island Residences Club or with a contract to the company for management and/or sundry letting. We will maintain a policy of keeping our properties in the utmost pristine condition and will sell and roll-over our inventory within a three to five year time frame. We hope to develop our own properties in the U.S. and Mexico on both leasehold and freehold land appealing to both local and foreign customers when time to sell. Over time we expect to develop into essentially a property trust with the increasing value of our inventory creating an increasing asset value for the shareholders. We also intend to develop a commercial property portfolio consisting of luxury hotels, spas and resorts. These properties will provide the infrastructure to support villas and residences located within or adjacent to the resorts.

Our plan for the next twelve months includes moving forward with next phase of our business plan, which is to (1) develop, acquire and manage vacation properties in the U.S. and Mexico for members of the Island Residences Club, (2) develop, market and manage the Island Residences Club concept and (3) sell existing inventory of vacation points (stay entitlements) in the Bali Island Villas and obtain and sell future vacation stay entitlements in other properties. Island Concepts, on behalf of the company, currently has a software and web design team of three persons and a research team of seven persons developing our websites and back and front office software systems. This includes but is not limited to the development of a membership loyalty program, online reservation system and an in-room information system. This work will be moved to the United States when staff and expertise become available or are employed. However, we will continue to maintain a research and online concierge service from Bali. These systems will be for our use and not for resale. We do not intend to seek any specific patents or trademarks but will use a general copyright to protect our property and systems.

We invoice Island Concepts for the sale of vacation rights and credit the invoice for management services that they provide in the sales of the rights, leaving a balance due, that is recorded as an accounts receivable from a related party. The company uses this billing arrangement to minimize the costs of international settlement in multiple currencies and time zones. The companies negotiate a fair market value for the management services provided given the complexity of the nature of the transaction. We do not employ staff overseas and entered into an arrangement with Island Concepts to provide butler, concierge, the initial supply of provisions and for continued services to clients/members of the Island Residences Club during their stays at the Bali Island Villas. Island Concepts provides similar services to third party owners of properties it has under its management. There are no material agreements that cover these transactions. IT services are provided on a normal commercial basis. Island Concepts has not billed the company for the provision of any other services other than those applicable to the sale, management and redemption of Island Residences vacation points. We have the remedy of legal action in the country for unpaid accounts. At this time we owe the related party substantially more that the receivable. Island Concepts receives payments for the sale of Island Residences Club vacation points in advance of stays at the Bali Island Villas & Spa as it does with all other stays. Travel and tour agents, and Internet payments are all received in advance of any stay. As a result, Island Concepts is always current with its accounts receivables and therefore, has been able to meet accounts payables on time.

We intend to invest up to $10,000,000 in 2006/2007 into property and income producing assets located in the USA and Mexico. We intend for these funds to come from the sale of vacation points, and/or borrowings secured over the assets acquired. There is no guarantee that we will be able to sell these vacation points or obtain these funds or that the cost of funds is acceptable to the Company. We intend to hire up to fifteen persons in 2006/2007, predominately for our Southern California operations, that we have yet to establish.

In the next twelve months, Island Concepts has advised us that it will raise funds to move forward with the next stage of development in the Bali Island Villas in Seminyak, Bali. Ten two Bedroom Villas and a Spa Complex will be built on land already owned by Island Concepts adjacent to stage I, being the existing ten one bedroom Villas. These new Villas along with the original development will be managed by PT Island Concepts Indonesia Tbk. Construction of Stage II is expected to be completed by August 2007. Island Concepts also intends to expand in Thailand in 2007 on land it has identified.

We will market the vacation points applicable to the new development as with the existing ten one bedroom Villas in America and through Island Concepts in Asia. Island Concepts will own and operate this development.

It is the intention of Island Residences Club, Inc. within the next years to acquire sufficient stock in PT Island Concepts Indonesia Tbk to achieve majority control. The company currently owns 19.4% of the issued capital of PT Island Concepts Indonesia Tbk and intends to acquire a further 19-20% per annum over the next 3 years, although there can be no guarantee of this. Per Indonesian law, to acquire more 20% of Island Concepts, it will be necessary for the company to lodge a formal tender (brief Prospectus) for any such interest. The terms and conditions of the tender must equally apply to any or all other remaining stockholders and must be approved by both BAPEPAM (Indonesian Capital Market Regulator) and the Surabaya Stock Exchange before the company can increase its holding in Island Concepts.

CRITICAL  ACCOUNTING  POLICIES

Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income  Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended August 31, 2006.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At May 31, 2006 there were no dilutive convertible shares, stock options or warrants.

Revenue  recognition

The Company recognizes revenues under the full accrual method of accounting when a formal arrangement exists, title is transferred, no other significant obligations of the Company exist and the Company deems the receivables to be collectible. The company's policy does not allow for the return of vacation points nor does it allow for the discount the sale of vacation points.

Issuance  of  shares  for  service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Fair  Value:

Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

Reclassifications:

For comparative purposes, prior year's financial statements have been reclassified to conform with report classifications of the current year.

Recent  Pronouncements

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3. Permits an entity to choose 'Amortization method' or 'Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a.     A  brief  description  of  the  provisions  of  this  Statement
b.     The  date  that  adoption  is  required
c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.


The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.

RESULTS OF OPERATIONS - FOR THE THREE MONTH PERIODS ENDED AUGUST 31, 2006 AND 2005 (UNAUDITED)

The operations of Island Residences Club, Inc. will include marketing and selling the vacation stay entitlement rights in the form of vacation points and vacation club memberships. The points are issued as stay entitlements in the Bali Island Villas in Seminyak, Bali. Membership in the Club requires the purchase of a minimum of 10,000 points. These Villas have been developed by and are operated by, PT Island Concepts Indonesia Tbk. PT Island Concepts Indonesia Tbk is working with the company to (i) acquire, develop and operate other vacation ownership resorts, and (ii) providing resort management and maintenance services to vacation ownership resorts.

The company has generated $4,200 in net revenue from a related party for the three months ended August 31, 2006 as compared to $0 for the three months ended August 31, 2005. The increase in net revenue was due to sale of vacation points to a related party. Selling, general and administrative expenses were $23,870 for the three months ended August 31, 2006 as compared to $61,025 at the three months ended August 31, 2005. These expenses were the result of the company establishment costs and commencing operations. The increase in revenues was due to sales of vacation points to a related party.

Net loss for the three months ended August 31, 2006 was $19,670 as compared to $61,025 for the three months ended August 31, 2005. The decrease in net loss was due to a decrease in costs associated with sales and administrative costs.

Our basic and diluted loss for the three months ended August 31, 2006 was ($0.00) as compared to ($0.01) for the three months ended August 31, 2005.

RESULTS OF OPERATIONS -YEAR ENDED MAY 31, 2006 AS COMPARED TO TRANSITION PERIOD ENDED MAY 31, 2005

The company has generated $86,325 in net revenue from a related party for the year ended May 31, 2006 as compared to $0 for the transition period ended May 31, 2005. The increase in net revenue was due to sale of vacation points to a related party. Selling, general and administrative expenses were $314,719 for the year ended May 31, 2006 as compared to $8,973 at the transition period ended May 31, 2005. These expenses were the result of the company commencing operations.

Net loss for the year ended May 31, 2006 was $(129,094) as compared to $(8,973) for the transition period ended May 31, 2005. The increase in net loss was due to increased costs associated with sales and administrative costs, as result of the company commencing operations.

Our basic and diluted loss per share for the year ended May 31, 2006 was ($0.01) as compared to ($0.00) for the transition period ended May 31, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

The Company had $230 in cash and cash equivalents as of August 31, 2006. At August 31, 2006, the company had current assets of $2,571,045 in the form of $230 in cash and cash equivalents, marketable securities in the amount of $2,520,790 and $50,025 in the form of an account receivable from a related party. All of the marketable securities are comprised of shares of common stock of Island Concepts Indonesia (ICON), a company related through common ownership. As of August 31, 2006, the Company had $204,945 in current liabilities consisting of $35,017 in the form of an account payable, $8,000 due to officers and $161,928 due to a related party. Due to related party represents expenses paid by related parties on behalf of the Company, are non-interest bearing, unsecured, and due on demand.

We had $477 in cash or cash equivalents as of May 31, 2006 compared to $-0- cash or cash equivalents on May 31, 2005. At May 31, 2006, we had current assets of $2,672,577 in the form of $477 in cash, $45,825 in accounts receivable from a related party and $2,626,275 in the form of marketable securities and $183,265 in current liabilities with $54,936 in accounts payable and $128,329 due to a related party compared to May 31, 2005, when we had current assets of $40,000 in the form of marketable securities and $21,248 in current liabilities due to a related party.

All of the marketable securities are comprised of shares of common stock of Island Concepts Indonesia Tbk (ICON), a company related through common ownership, through whom we sell our vacation rights in Asia and who is not an investment company. Island Concepts is the only company we own securities in. We do not intend to purchase other securities as a business or to engage in the business of investing in securities, and thus be regulated as an investment company under the Investment Company Act of 1940. Further, the Company intends to acquire a majority interest in Island Concepts to run future real property operations, although we may be unable to do so.

Due to related party represents expenses paid by related parties on behalf of the company, which are non-interest bearing, unsecured, and due on demand. Our intended source of income is the continued sale of vacation points. The company has inventory of points, the value of which is not recorded in the financial statements of the company due to related party accounting policies. Stockholders, Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd, and Francis Street Pty Ltd have agreed that they will advance any additional funds which we need for operating capital and for costs in connection with implementing the business. Such advances will be made without expectation of repayment. There is no minimum or maximum amount such stockholders will advance to the company or guarantee that such advances will continue, particularly since these shareholders are participating in this offering.

Our plan for meeting our liquidity needs may be affected by, but not limited to, the following: demand for our product and/or services, our ability to enter into financing agreements, the threat and/or effects on the travel and leisure industry of future terrorist attacks and limitations on our ability to conduct marketing activities for the sale of vacation points, and other factors.

On March 10, 2004, our then majority shareholder and sole officer and director sold 2,240,000 shares of the company's common stock to Meridian Pacific Investments HK Ltd. (now Island Regency Group Limited), a Hong Kong corporation majority owned and controlled by Graham J. Bristow, a citizen of New Zealand, in a private transaction. Such transaction resulted in a change in control of the company. Simultaneously with this transaction, the Board of Directors of the company nominated John R. Kennerley and Joseph A. Joyce to the Board of Directors and all former officers and directors resigned. John R. Kennerley was then named President and Chief Executive Officer, and Joseph A. Joyce as Secretary and Treasurer of the company.

On March 17, 2005, we issued 4,000,000 shares to Meridian Pacific Investments HK Ltd (now Island Regency Group Limited) for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero. On March 17, 2005, Graham James Bristow and Bob Bratadjaya were appointed to the board of directors. Further, Joseph Anthony Joyce resigned as secretary and Bob Bratadjaya was appointed as secretary and treasurer and Graham Bristow was appointed as Chief Executive Officer and president.

On June 20, 2005, we entered into an Investment Agreement (the "Agreement") with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provides that, following notice to the Investor, the company may put to the Investor up to $10,000,000 of its common stock for a purchase price equal to 95% of the lowest closing bid price of its common stock during the five day period following that notice. The number of shares that we are permitted to put pursuant to the Agreement is either: (A) 200% of the average daily volume of the common stock for the twenty trading days prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date; or (B) $100,000; provided however, that the put amount can never exceed $1,000,000 with respect to any single put. In connection with this Agreement, we agreed to register the shares issuable pursuant to the Agreement. This line of credit is not available until there is an effective registration statement for the shares of common stock underlying this line of credit. This registration statement will not be filed until the Company establishes a market, if at all, for its common stock.

On November 1, 2005, we entered into an advisory agreement with Francis Street Pty Ltd., whereby Francis Street would provide certain business consulting services in exchange for 1,000,000 shares of common stock. Graham Bristow, our CEO, controls Francis Street Pty Ltd.

On November 16, 2005, we entered into a Share Purchase Agreement with Meridian Pacific Investments HK Ltd (now Island Regency Group Limited) ("Island Regency"), whereby we will purchase 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia ("ICON") (collectively, the "Shares"). In exchange for the Shares, we agreed to issue Island Regency 6,000,000 shares of our restricted common stock. Island Regency is considered an affiliate of the company as it owns more than 10% of the outstanding common stock and is controlled by Graham Bristow, who is also the CEO of Island Residences Club, Inc.

On November 17, 2005, we entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby we will exchange 1,600,000 shares of our common stock for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. AWI has contracted to purchase up to 51% of the outstanding common stock of Grand Sierra Resorts. In connection with this agreement, AWI also granted us the right to purchase up to 51% of the total outstanding shares of Grand Sierra Resorts. This option was subject to the execution of definitive agreements and expired on December 1, 2005. The Company recorded a subscription receivable based on the market price of the shares issued. On February 24, 2006, we entered into a Stock Purchase Agreement with DTLL, Inc., a publicly traded Minnesota corporation, whereby we would purchase 400,000 shares of DTLL, Inc. in exchange for 400,000 shares of Grand Sierra Resorts Corporation. On July 17, 2006, both the AWI and DTLL transactions were rescinded and the 1,600,000 shares issued to AWI were cancelled.

On February 23, 2006, the company and Rich Woods, an unaffiliated investor, entered into a Stock Purchase Agreement with RotateBlack LLC, a Michigan limited liability company ("RBL"), whereby the company and the investor would purchase 9,400,000 shares of common stock, $.01 par value (the "Shares") of DTLL, Inc., a publicly traded Minnesota corporation. The allocation of the Shares and the company's obligation related thereto was to be determined at closing. The Shares represent approximately 70% of the 13.5 million issued and outstanding common stock of DTLL. The transaction was to result in a change of control of DTLL. The purchase price for the shares to be paid at closing was $1,500,000, represented by cash in the amount of $500,000 and a Secured Note Payable in the amount of $1,000,000 due no later than April 10, 2006. On April 11, 2006, this agreement was terminated. The company did not purchase any shares pursuant to the terms of the Stock Purchase Agreement between the company, RotateBlack LLC and Rich Woods.

During the year ended May 31, 2006, the Company sold 115,500 vacation points amounting $86,325 to Island Concepts. This has been recorded as income to related party in the financial statements of Island Residences Club, Inc. During the period ended August 31, 2006, the Company sold 5,600 points amounting to $4,200 to Island Concepts, which represent 100% of the revenue. As of August 31, 2006, the balance of the accounts receivable due from Island Concepts is $50,025.


Due to related party represents expenses paid by Francis Street Pty Ltd. on behalf of the Company, which are non-interest bearing, unsecured, and due on demand. As of August 31, 2006, the balance due to the related party amounted to $161,928.

As set forth above, Island Residences Club, Inc., Island Regency Group Limited, Francis Street Pty Limited, and PT Island Concepts Indonesia Tbk are related parties through common ownership and Graham Bristow.

                             DESCRIPTION OF PROPERTY

We lease an office at 1769-203 Jamestown Rd., Williamsburg, Virginia 23185 for $400.00 per month. We terminated this lease effective February 2006 and are now leasing on a month to month basis. We are seeking to establish an office in Southern California.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On  July  16, 2002, we issued a total of 1,240,000 shares of our common stock to
T. Chong Weng, our former sole officer, director and shareholder for a total of $124 in services rendered to us. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering." On December 31, 2003, we issued T. Chong Weng, our former sole officer, director and shareholder 1,000,000 shares of our $.0001 par value common stock for conversion of debt to equity of $100. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On March 17, 2005, we issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 Vacation Stay Entitlements ("rights") valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero. With this acquisition, our business plan includes marketing and selling vacation stay entitlement rights in the form of vacation points. The points are issued as stay entitlements in the Bali Island Villas in Seminyak, Bali. Membership in the Island Residences Club requires the purchase of 10,000 rights at a price of $2.50 per right. There is a minimum of 10,000 points required to be owned for a period of more than one year that entitles the owner of the rights to 10 nights stay valued at $250 per night, based on one nights stay at the Villas in March 2005 each and every year. These Villas have been developed by and are operated by PT Island Concepts Indonesia Tbk. PT Island Concepts Indonesia Tbk is working with us to (i) acquire, develop and operate other vacation ownership resorts, and (ii) provide resort management and maintenance services to vacation ownership resorts.

On November 1, 2005, we entered into an advisory agreement with Francis Street Pty Ltd. whereby Francis Street would provide certain business consulting services in exchange for 1,000,000 shares of common stock. Graham Bristow, our CEO, controls Francis Street Pty Ltd.

On November 16, 2005, we entered into a Share Purchase Agreement with Meridian Pacific Investments Pty Ltd, whereby we will purchase 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia (collectively, the "Shares"). In exchange for the Shares, we agreed to issue
Meridian  6,000,000  shares  of  our  restricted  common  stock.

Island Residences Club, Inc., Island Regency Group Limited f/k/a Meridian Pacific Investments HK Limited and PT Island Concepts, Indonesia Tbk are related parties with common ownership and officers before and after the transaction.

During the year ended May 31, 2006, the Company sold 115,100 points amounting $86,325 to Island Concepts, which represent 100% revenue. As of May 31, 2006, the balance of the account receivable from Island Concepts is $45,825. During the period ended August 31, 2006, the Company sold 5,600 rights amounting to $4,200 to Island Concepts, which represent 100% of the revenue. As of August 31, 2006, the balance of the accounts receivable due from Island Concepts is $50,025.

Due to related party represents expenses paid by related parties on behalf of the company, which are non-interest bearing, unsecured, and due on demand. As of May 31, 2006, the balance of due to a related party was $128,329. This debt is owed to both Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd. and Francis Street Pty Ltd, both of which are controlled by Graham Bristow. There is no term or interest on the loans, which will be repaid from income and profits when available. As of August 31, 2006, the balance due to the related party amounted to $161,928.

The company and its major shareholder, Island Regency Group Limited (owning 67.9% of the outstanding shares of the company), have common interests in PT Island Concepts Indonesia Tbk which we do not consider to be competitive with our business. This is holdings in PT Island Concepts Indonesia Tbk and its properties in Bali, Indonesia which are being marketed for vacation points. Island Concepts is developing and marketing properties in Asia. Island Concepts is not developing and marketing properties in the US or Mexico. The Company plans to develop and market properties in the US or Mexico. The parties are not conflicted as they operate in different regions of the world and intend to work together in Bali as set forth above.

Mr. Bristow, as an executive of the company and an executive of the major shareholder, Island Regency, reserves the right to do what is reasonably necessary within these constraints to carry out his duties and responsibilities pursuant to the terms thereof. We do not believe that such activities will detract materially from Mr. Bristow's services to us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public market for our securities. There were 530 record holders of our common stock as of October 31, 2006. We voluntarily agreed to file a registration statement covering all 14,737,000 outstanding shares of common stock. We will bear all expenses incurred in connection with this registration statement. We have applied for a listing on the OTC Bulletin Board upon effectiveness of this registration statement. There is no guarantee that this application will be granted or that any market will ever develop for our common stock.

We have not paid dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

                             EXECUTIVE COMPENSATION

At October 31, 2006, except as set forth below, none of our officers and directors have received any compensation for services rendered, and are not accruing any compensation pursuant to any agreement with us.

EMPLOYMENT  AGREEMENTS

On July 1, 2005, we appointed James Rowbotham as Chief Operating Officer and Vice President of Operations for the company for a period of one-year. In connection with this appointment, Mr. Rowbotham received 1,000 shares of common stock of the company per month, or an annual total of 12,000 shares. Mr. Rowbotham resigned from the company on June 3, 2006.

On July 6, 2005, we entered into an employment agreement with Graham James Bristow whereby Mr. Bristow would serve as our President and CEO for a period of one year, which is renewable thereafter upon agreement by the parties. We agreed to compensate Mr. Bristow with 5,000 shares of common stock per month, equaling 60,000 shares of common stock issuable annually. As of May 31, 2006, no shares have been issued under this agreement. On March 17, 2006, this contract expired. Mr. Bristow will continue to serve as an officer of the company. On November 5, 2005, we entered into agreement with Francis Street Pty Ltd., an entity he controls, for management consulting services in exchange for 1,000,000 shares of common stock, valued at $.01 per share, until December 31, 2008.

Subsequent to May 31, 2006, on June 7, 2006, we appointed Julian James Bristow as the Company's Chief Operating Officer and Vice President of Operations and Bettina Pfeiffer as the Company's Vice President of Sales & Marketing for the Company for a period of one-year beginning July 1, 2006. Effective July 1, 2006, we entered into employment agreements with both of these individuals for a term of one year. Both agreements provide for compensation of $2,000 per month during the employment term.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees. As of October 31, 2006, our other executive officers agreed to work without compensation until our cash position improves.

DIRECTOR  COMPENSATION

We  intend  to  pay  directors who are not officers of the company ("Independent
Directors") a fee of $1,000 per meeting of the Board of Directors and any committee thereof (including telephonic meetings) for their services as directors. In addition, we intend to grant options to purchase 15,000 shares of common stock at market price at the time of the grant to each such Independent Director to vest in equal portions over a term of three years. Each Independent Director who is still a member of the Board of Directors at the end of the three year vesting period of the initial grant of options will receive a grant of additional options to purchase 15,000 shares of common stock at the fair market value of the common stock on the date of the grant, with such options to vest over an additional three year period. In addition to such option grants, the Independent Directors will be reimbursed for expenses of attending each meeting of the Board of Directors. Officers of the company who are directors will not be paid any director fees but will be reimbursed for expenses of attending meetings of the Board of Directors.

                             ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's Public Reference room at 100 F. Street, North East, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

                          ISLAND RESIDENCES CLUB, INC.
                                 P.O. Box 1518
                             Williamsburg, VA 23185
                                 (757) 927-6848

                                      -F-1-

                             FINANCIAL  STATEMENTS.

                    QUARTER ENDED AUGUST 31, 2006 (UNAUDITED)

                        YEAR ENDED MAY 31, 2006 (AUDITED)


                                  ISLAND RESIDENCES CLUB, INC.
                               (FORMERLY ISLAND INVESTMENTS, INC.)
                                          BALANCE SHEET
                                         AUGUST 31, 2006
                                           (UNAUDITED)

                                             ASSETS
ASSETS:

Cash and cash equivalents                                                        $         230
Receivable from related party                                                           50,025
Marketable securities                                                                2,520,790
                                                                                 -------------
      TOTAL ASSETS                                                               $   2,571,045
                                                                                 =============

                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable                                                                 $      35,017
Due to officers                                                                          8,000
Due to related party                                                                   161,928
                                                                                 -------------
      TOTAL LIABILITIES                                                                204,945
                                                                                 -------------
STOCKHOLDERS' EQUITY

Preferred stock, $0.0001 par value; 20,000,000 shares
   authorized, 0 shares issued and outstanding                                              --
Common stock, $0.0001 par value; 100,000,000 shares
   authorized; 14,737,000 shares issued and outstanding                                  1,474
Additional paid-in capital                                                             270,095
Accumulated comprehensive unrealized gain                                            2,383,775
Accumulated comprehensive loss on foreign currency translation                        (105,485)
Prepaid consulting fees                                                                (13,522)
Accumulated deficit                                                                   (170,236)
                                                                                 -------------
      TOTAL STOCKHOLDERS' EQUITY                                                     2,366,100
                                                                                 -------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $   2,571,045
                                                                                 =============

      The accompanying notes are an integral part of these unaudited financial statements.


                                      -F-2-

                             ISLAND RESIDENCES CLUB, INC.
                         (FORMERLY ISLAND INVESTMENTS, INC.)
                               STATEMENTS OF OPERATIONS
              FOR THE THREE MONTH PERIODS ENDED AUGUST 31, 2006 AND 2005
                                     (UNAUDITED)


                                                            2006           2005
                                                       -------------  -------------
Net revenue - related party  (restated)                $       4,200  $            -
                                                       -------------  -------------
Gross profit                                                   4,200              -

Selling, general and administrative
  expenses                                                    23,870         61,025
                                                       -------------  -------------
Net loss                                                     (19,670)       (61,025)

Comprehensive loss

    Loss on foreign currency translation                    (105,485)             -
                                                       -------------  -------------
Comprehensive loss                                     $    (125,155) $     (61,025)
                                                       =============  =============
Loss per share - basic and diluted                     $       (0.00) $       (0.01)
                                                       =============  =============
Weighted average number of shares
  basic and diluted                                       15,676,130      6,240,000
                                                       =============  =============

*Basic and diluted weight average number of shares are the same since the Company has no dilutive securities

 The accompanying notes are an integral part of these unaudited financial statements.

                                      -F-3-

                               ISLAND RESIDENCES CLUB, INC.
                           (FORMERLY ISLAND INVESTMENTS, INC.)
                                 STATEMENTS OF CASH FLOWS
                FOR THE THREE MONTH PERIODS ENDED AUGUST 31, 2006 AND 2005
                                       (UNAUDITED)


                                                              2006             2005
                                                          -------------   -------------
Cash flows from operating activities:
Net loss                                                  $     (19,670)  $     (61,025)
Adjustments to reconcile net loss to net
   cash used in operating activities:
Amortization of prepaid consulting                                1,943               -
Increase in current assets:
Receivable from related party                                    (4,200)              -
Increase/(decrease) in current liabilities:
Account payable                                                 (19,919)         27,546
Due to officers                                                   8,000               -
Due to related party                                             33,599          33,479
                                                          -------------   -------------
Total adjustments                                                11,423          61,025
                                                          -------------   -------------
Net cash used in operating activities                              (247)              -
                                                          -------------   -------------
Cash and cash equivalents, beginning                                477               -
                                                          -------------   -------------
Cash and cash equivalents, ending                         $         230   $           -
                                                          =============   =============

Supplemental disclosure of cash flow information:
Interest paid                                             $           -   $           -
                                                          =============   =============
Income taxes paid                                         $           -   $           -
                                                          =============   =============

  The accompanying notes are an integral part of these unaudited financial statements.

                                      -F-4-

                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE  1  -  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A.     Organization  and  Business  Operations

Island Residences Club, Inc, formerly Island Investments, Inc., formerly Hengest Investments, Inc (a development stage company)("the Company") was incorporated in the State of Delaware on July 16, 2002 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. On March 17, 2005, the Company began business operations, and all activity prior to that date relates to the Company's formation and proposed fund raising. For the period March 17, 2005 until May 31, 2005 the company commenced the marketing of 4,000,000 vacation rights that it had purchased from Island Concepts. In also began to engage the necessary legal, accounting, marketing and business consultants to implement the business plan. There were limited operations due to the completion of the Bali Island Villas being delayed until July 2005. On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31, commencing May 31, 2005.

The principal business of the Company includes the development, management and operations of luxury resorts and residences and marketing and selling of vacation stay entitlement ("rights") in the form of vacation points. The points are issued as stay entitlements in the Island Residences Club, Inc. affiliate's recently completed Bali Island Villas in Seminyak, Bali.

B.     Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

C.     Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.     Income  Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended August 31,2006.

E.     Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At May 31, 2006 there were no dilutive convertible shares, stock options or warrants.

F.     Revenue  recognition

The Company recognizes revenues under the full accrual method of accounting when a formal arrangement exists, title is transferred, no other significant obligations of the Company exist and the Company deems the receivables to be collectible. The company's policy does not allow for the return of vacation points nor does it allow for the discount the sale of vacation points.

G.     Issuance  of  shares  for  service

                                      -F-5-

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

H.     Fair  Value:

Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

I.     Reclassifications:

For comparative purposes, prior year's financial statements have been reclassified to conform with report classifications of the current year.

J.     Recent  Pronouncements

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3. Permits an entity to choose 'Amortization method' or 'Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

                                      -F-6-

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a.     A  brief  description  of  the  provisions  of  this  Statement
b.     The  date  that  adoption  is  required
c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.


The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.

                                      -F-7-

NOTE  2  -  MARKETABLE  SECURITIES

The Company's marketable securities are classified as available-for-sale and, as such, are carried at fair value. All of the securities are comprised of shares of common stock of Island Concepts Indonesia (ICON), a Company related through common ownership. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes.

The investment in marketable securities represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, and is traded on the Surabaya Stock Exchange in Indonesia through brokers. As such, each investment is accounted for in accordance with the provisions of SFAS No.
115. The Company has recorded the market value of the shares based upon the information provided by the broker.

Unrealized holding gains and losses for marketable securities are excluded from earnings and reported as a separate component of stockholder's equity. Realized gains and losses for securities classified as available-for-sale are reported in earnings based upon the adjusted cost of the specific security sold.

Gains or losses on foreign currency translation are excluded from earnings and reported as a separate component of stockholder's equity.

On August 31,2006, the investments have been recorded at $2,520,790 based upon the fair value of the marketable securities at the balance sheet date.

Following is a summary of marketable equity securities classified as available for sale as of August 31, 2006:

                                                                                             Loss on Foreign   Number of Shares
                                  Cost at          Market Value at         Accumulated          Currency           Held at
     Investee Name            August 31, 2006      August 31, 2006       Unrealized Gain       Translation     August 31, 2006
--------------------------------------------------------------------------------------------------------------------------------
Island Concepts Indonesia     $       242,500      $     2,520,790       $     2,383,775     $     (105,485)        24,500,000

NOTE  3  -  STOCKHOLDERS'  EQUITY

A.     Preferred  Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations voting and other rights and preference as may be determined from time to time by the Board of Directors.

As  of  August  31,  2006,  no  preferred  stock  has  been  issued.

B.     Common  stock

During  the  year  ended August 31, 2006, the Company issued 1,600,000 shares to

Angela Whichard, Inc. (AWI) per a Share Exchange Agreement, whereby the Company will exchange 1,600,000 shares of its common stock for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. The Company recorded subscription receivable based on the market price of the shares issued. However, AWI did not fulfill its obligation under the Share Exchange Agreement. These shares were canceled on July 24, 2006.

C.     Prepaid  consulting:

During  the  year  ended  May  31,  2006,  the  Company recorded $20,000 prepaid consulting for common stock issued for consulting service, which is the fair value of the shares. During the three month period ended August 31, 2006 the Company amortized $1,943 as an operating expense. The balance of prepaid consulting at August 31, 2006 is $13,522.

D.     Warrant  and  Options

There are no warrants or options outstanding to issue any additional shares of common stock or preferred stock of the Company.

NOTE  4  -  SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

                                      -F-8-

NOTE  5  -  RELATED  PARTY  TRANSACTIONS

Due  to  officers  represents unpaid salaries accrued for two officers (See Note
8).  As  of  August  31,  2006,  the balance due to officers amounted to $8,000.

Due to related party represents expenses paid by Francis Street Pty Ltd. on behalf of the Company, which are non-interest bearing, unsecured, and due on demand. As of August 31, 2006, the balance due to the related party amounted to $161,928.

During the three month period ended August 31, 2006, the Company sold 5,600 points amounting to $4,200 to Island Concepts, which represent 100% of the revenue. As of August 31, 2006, the balance of the accounts receivable due from Island Concepts is $50,025.


On November 1, 2005, the Company entered into an advisory agreement with Francis Street Pty Ltd., whereby Francis Street would provide certain business consulting services for the period from November 1, 2005 to December 31, 2008 in exchange for 1,000,000 shares of common stock valued at $10,000, which is the fair value of the shares. The prepaid consulting is amortized over the service period.

Island Residences Club, Inc ("IRCI"), Island Regency Group Limited a/k/a Meridian Pacific Investments ("Island Regency"), Francis Street Pty Limited, and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties through common ownership and officers.

Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Island Regency is a Hong Kong company that is privately owned. Francis Street is an Australian company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in Francis Street and Island Regency and a commissioner on the advisory board of Island Concepts. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 73% of Island Concepts, 100% of Francis Street, and 78% of IRCI. On August 2, 2006, Meridian changed its name to Island Regency Group Limited.

NOTE  6  -  CONCENTRATION

One customer - a related party (related through common officer) represent 100% of the Company's revenue. The balance of account receivable from this customer amounted to $50,025 as of August 31, 2006.

100% of the Company's revenue is from the sale of points to the Indonesia market.

NOTE  7  -  GOING  CONCERN  CONSIDERATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. The Company incurred a loss of $19,670 and $61,025 for the three month periods ended August 31, 2006 and 2005, respectively. The Company has an accumulated deficit of $170,236 as of August 31, 2006. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has made plans to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The management's plans include the sale of membership in The Island Residences Club, a vacation rights club initially based in Bali and the possible acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern. However, there can be no assurance that management will be successful in this endeavor.

NOTE  8  -  AGREEMENTS

On June 3, 2006, James Rowbotham resigned as Chief Operating Officer and Vice President of Operations of Island Residences Club, Inc. (the "Company"). On June 7, 2006, the Company appointed Julian James Bristow as the Company's Chief Operating Officer and Vice President of Operations and Bettina Pfeiffer as the Company's Vice President of Sales & Marketing for the Company. Effective July 1, 2006, the Company entered into employment agreements with both of these individuals for a term of one year. Both agreements provide for compensation of $2,000 per month during the employment term. Mr. Julian Bristow is the son of Graham J. Bristow, Chief Executive Officer, director and majority shareholder of the Company.

NOTE  9  -  RESTATEMENT

The financial statements for the three month period ended August 31, 2006 have been restated to reflect revenue on a net basis in the statement of operations.

                                      -F-9-

             REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM
             -------------------------------------------------------


To  the  Stockholders  and  Board  of  Directors
Island  Residences  Club,  Inc.

We have audited the accompanying balance sheet of Island Residences Club, Inc., (the "Company") as of May 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the year ended May 31, 2006 and for the period ended May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Island Residences Club, Inc. as of May 31, 2006 and the results of its operations and its cash flows for the year ended May 31, 2006 and for the period ended May 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $150,566 including net losses of $129,094 and $8,973 for the year ended May 31, 2006 and for the period ended May 31, 2005, respectively. These factors as discussed in Note 9 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 11, the financial statements for the year ended May 31, 2006 have been restated.

/S/KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

Los  Angeles,  California
September  12,  2006

                                     -F-10-

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                                 BALANCE SHEET
                                  MAY 31, 2006
                                     ASSETS

Current  assets:
    Cash  &  cash  equivalents                              $        477
    Receivable from related party                                 45,825
    Marketable  securities                                     2,626,275
                                                            -------------
           Total  assets                                    $  2,672,577
                                                            =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current  liabilities:

     Accounts payable                                        $    54,936
     Due  to  related  party                                     128,329
                                                            -------------

           Total  liabilities                                    183,265
                                                            -------------

Stockholders'  equity:
    Preferred  stock,  $.0001  par  value,  20,000,000
    shares authorized; no  shares issued and outstanding               -
    Common  stock,  $.0001  par  value,  100,000,000
    shares  authorized; 16,337,000  shares  issued
    and  outstanding                                               1,633
    Additional  paid-in  capital                                 317,935
    Subscription receivable                                      (48,000)
    Accumulated comprehensive gain                             2,383,775

    Prepaid consulting                                           (15,465)
    Accumulated deficit                                         (150,566)
                                                            -------------

      Total  stockholders'  equity                             2,489,312
                                                            -------------

      Total  liabilities  and  stockholders'  equity        $  2,672,577
                                                            =============

The accompanying notes are an integral part of these financial statements

                                     -F-11-

                        ISLAND RESIDENCES CLUB, INC.
                    (FORMERLY ISLAND INVESTMENTS, INC.)
                         STATEMENTS OF OPERATIONS
   FOR THE YEAR ENDED MAY 31, 2006 AND FOR THE PERIOD ENDED MAY 31, 2005
                                                 2006           2005
                                             -------------  -------------

Net revenue - related  (restated)               $86,325  $          -


                                             -------------  -------------
Gross  profit                                       86,325

Selling,  general  and  administrative
  expenses                                         314,719          8,973
                                             -------------  -------------
Loss from operations                              (228,394)             -

Other income

  Settlement of debt                                99,300              -
                                             -------------  -------------

Net  loss                                         (129,094)       (8,973)

Comprehensive gain

  Unrealized gain on marketable securities       2,383,775              -
                                             -------------  -------------

Comprehensive income / (loss)                $   2,254,681  $      (8,973)
                                             =============  =============
Loss  per  share  -  basic and diluted       $      (0.01)  $       (0.00)
                                             =============  =============
Weighted  average  number  of  shares
  basic  and  diluted                            9,108,321      3,526,188
                                             =============  =============

*Basic and diluted weight average number of shares are the same since the Company has no dilutive securities

The accompanying notes are an integral part of these financial statements

                                     -F-12-

                                            ISLAND RESIDENCES CLUB, INC.
                                         (FORMERLY ISLAND INVESTMENTS, INC.)
                                   STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                    FOR THE YEAR ENDED MAY 31, 2006  AND FOR THE PERIOD ENDED MAY 31, 2005
                                         Common stock     Additional             Accumulated                            Total
                                    ---------------------  paid-in  Subscription comprehensive  Prepaid   Accumulated  stockholder's
                                      Shares      Amount   capital   receivable     gain       consulting   deficit equity (deficit)
                                    -----------  --------  ---------  ---------  -----------    ---------  ----------  -----------
Balance at December 31, 2004         2,240,000   $   224   $      -   $      -   $        -     $      -   $ (12,499)  $  (12,275)

Issuance of shares for
     vacation interest rights &
     marketable securities
     at .0001 per shares -
     Mar 17, 2005                    4,000,000       400     39,600          -            -            -           -       40,000

Net loss                                     -         -          -          -            -            -      (8,973)      (8,973)
                                    -----------  --------  ---------  ---------  -----------    ---------  ----------  -----------
Balance at May 31, 2005              6,240,000       624     39,600          -            -            -     (21,472)      18,752

Issuance of shares for service         497,000        49      8,796          -            -            -           -        8,845

Issuance of shares for prepaid
consulting                           2,000,000       200     19,800          -            -      (20,000)          -            -
Issuance of shares for marketable
securities                           6,000,000       600    201,900          -            -            -           -      202,500

Issuance of shares for
 subscription receivable             1,600,000       160     47,840    (48,000)           -            -           -            -

Amortization of prepaid consulting           -         -          -          -            -        4,535           -        4,535

Accumulated comprehensive gain               -         -          -          -    2,383,775            -           -    2,383,775

Net loss                                     -         -          -          -            -            -    (129,094)    (129,094)
                                    -----------  --------  ---------  ---------  -----------    ---------  ----------  -----------
Balance at May 31, 2006             16,337,000   $ 1,633   $317,935   $(48,000)  $2,383,775     $(15,465)  $(150,566)  $2,489,312
                                    ===========  ========  =========  =========  ===========    =========  ==========  ===========

The accompanying notes are an integral part of these financial statements

                                     -F-13-

                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                           STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED MAY 31, 2006 AND FOR THE PERIOD ENDED MAY 31, 2005
                                                  2006          2005

                                             -------------  -------------
Cash flows from operating activities:
Net loss                                     $   (129,094)   $    (8,973)
Adjustments to reconcile net loss to net
  cash provided by operating activities:
Gain on settlement of debt                        (99,300)             -
Issuance of common stock
   in exchange for services                         8,845              -
Amortization of prepaid consulting                  4,535
Increase in current assets
  Receivable from related party                   (45,825)             -
Increase in current liabilities:
  Account payable                                 154,235              -
  Due to related party                            107,081          8,973
                                             -------------  -------------
    Total adjustments                             129,571          8,973
                                             -------------  -------------
    Net cash provided by operating activities         477              -
                                             -------------  -------------
Net increase in cash and cash equivalents             477              -

Cash and cash equivalents, beginning                    -              -
                                             -------------  -------------
Cash and cash equivalents, ending            $        477   $          -
                                             =============  =============
Supplemental disclosure of cash flow
  information:

  Interest paid                              $          -   $          -
                                             =============  =============
  Income taxes paid                          $          -   $          -
                                             =============  =============

The accompanying notes are an integral part of these financial statements

                                     -F-14-

                     ISLAND  RESIDENCES  CLUB,  INC.
                  (FORMERLY  ISLAND  INVESTMENTS,  INC.)
                     NOTES  TO  FINANCIAL  STATEMENTS

NOTE  1  -  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A.  Organization  and  Business  Operations

Island Residences Club, Inc, formerly Island Investments, Inc., formerly Hengest Investments, Inc (a development stage company)("the Company") was incorporated in the State of Delaware on July 16, 2002 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. On March 17, 2005, the Company began business operations, and all activity prior to that date relates to the Company's formation and proposed fund raising. For the period March 17, 2005 until May 31, 2005 the company commenced the marketing of 4,000,000 vacation rights that it had purchased from Island Concepts. In also began to engage the necessary legal, accounting, marketing and business consultants to implement the business plan. There were limited operations due to the completion of the Bali Island Villas being delayed until July 2005. On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31, commencing May 31, 2005.

The principal business of the Company includes the development, management and operations of luxury resorts and residences and marketing and selling of vacation stay entitlement ("rights") in the form of vacation points. The points are issued as stay entitlements in the Island Residences Club, Inc.
affiliate's  recently  completed  Bali  Island  Villas  in  Seminyak,  Bali.

B.  Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

C.  Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.  Income  Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended May 31, 2006.

E.  Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At May 31, 2006 there were no dilutive convertible shares, stock options or warrants.

F.  Revenue  recognition

The Company recognizes revenues under the full accrual method of accounting when a formal arrangement exists, title is transferred, no other significant obligations of the Company exist and the Company deems the receivables to be collectible. The company's policy does not allow for the return of Vacation
Points  nor  does  it  allow  for  the  discount  the  sale  of Vacation Points.

G.  Issuance  of  shares  for  service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

H.  Fair  Value:

Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

I.  Reclassifications:

For comparative purposes, prior year's financial statements have been reclassified to conform with report classifications of the current year.

J.  Recent  Pronouncements

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. SFAS No. 155 is not expected to have a material effect on the financial position or results of operations of the Company.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3. Permits an entity to choose 'Amortization method' or 'Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

                                     -F-15-

NOTE  2  -  MARKETABLE  SECURITIES

The Company's marketable securities are classified as available-for-sale and, as such, are carried at fair value. All of the securities are comprised of shares of common stock of Island Concepts Indonesia (ICON), a Company related through common ownership. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes.

The investment in marketable securities represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, and is traded on the Surabaya Stock Exchange in Indonesia through brokers. As such, each investment is accounted for in accordance with the provisions of SFAS No.
115. The Company has recorded the market value of the shares based upon the information provided by the broker.

Unrealized holding gains and losses for marketable securities are excluded from earnings and reported as a separate component of stockholder's equity. Realized gains and losses for securities classified as available-for-sale are reported in earnings based upon the adjusted cost of the specific security sold. On May 31, 2006, the investments have been recorded at $2,626,275 based upon the fair value of the marketable securities.

Following is a summary of marketable equity securities classified as available for sale as of May 31, 2006:


                                                                                     Number of
Investee Name                     Cost at        Market Value at   Accumulated       Shares Held at
(Symbol)                          May 31, 2006   May 31, 2006      Unrealized Gain   May 31, 2006
--------------------------------  -------------  ----------------  ----------------  --------------
Island Concepts Indonesia (ICON)  $     242,500  $      2,626,275  $      2,383,775      24,250,000


NOTE  3  -  STOCKHOLDERS'  EQUITY

A.  Preferred  Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations voting and other rights and preference as may be determined from time to time by the Board of Directors.

As  of  May  31,  2006,  no  preferred  stock  has  been  issued.

B.  Common  stock

During the year ended May 31, 2006, the Company issued 497,000 shares of common stock for services valued at $8,845, which is the fair value of the shares.

During  the  year  ended  May  31,  2006,  the  Company  issued  2,000,000 shares of common stock in exchange for prepaid consulting service amounting $20,000, which is the fair value of the shares.

During the year ended May 31, 2006, the Company issued 6,000,000 shares of common stock in exchange for marketable securities amounting $202,500. Since the marketable securities were acquired from a related party, the marketable securities were recorded at the related party's cost to acquire the marketable securities.

During the year ended May 31, 2006, the Company issued 1,600,000 shares to Angela Whichard, Inc. (AWI) per a Share Exchange Agreement, whereby the Company will exchange 1,600,000 shares of its common stock for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. The Company recorded subscription receivable based on the market price of the shares issued. However, AWI did not fulfill its obligation under the Share Exchange Agreement. These shares were canceled on July 24, 2006. (Also see Note 10)

During the period ended May 31, 2005, the Company issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. The company recorded no value for the rights since they are acquired from a related party whose basis was zero. The rights are stay entitlements in the Bali Island Villas in Seminyak, Bali.

C.  Prepaid  consulting:

During the twelve month period ended May 31, 2006, the Company recorded $20,000 prepaid consulting for common stock issued for consulting service, which is the fair value of the shares. During the year ended May 31, 2006, the Company amortized $4,535 as an operating expense. The balance of prepaid consulting at May 31, 2006 is $15,465

D.  Warrant  and  Options

There are no warrants or options outstanding to issue any additional shares of common stock or preferred stock of the Company.

                                     -F-16-

NOTE  4  -  INCOME  TAXES

No provision was made for income tax for the year ended May 31, 2006 and for the period ended May 31, 2005, since the Company had net operating loss. During the year ended May 31, 2006 and the period ended May 31, 2005, the Company incurred net operating losses for tax purposes of approximately $129,000 and $9,000, respectively. Total net operating losses carry forward at May 31, 2006 for Federal and State purpose were $150,000 and $90,000, respectively. The net operating loss carryforwards may be used to reduce taxable income through the year 2026. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. The gross deferred tax asset balance as of May 31, 2006 and 2005 was approximately $60,000 and $8,000, respectively. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carryforwards cannot reasonably be assured.

The  components  of  the  net  deferred  tax  asset  are  summarized  below:



                                             2006       2005
Deferred tax asset
Net operating loss                        $ 60,000   $ 8,000
Less: valuation allowance                  (60,000)   (8,000)
                                         ---------   --------
                                          $      -   $     -
                                         =========   ========

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations for the year ended May 31, 2006 and for the period ended May 31, 2005:


                                                                         2006        2005

Tax expense (credit) at statutory rate-federal                           (34)%       (34)%
State tax expense net of federal tax                                      (6)         (6)
Changes in valuation allowance                                            40          40
                                                                        -----       ----
Tax expense at actual rate                                                 -           -
                                                                        =====       ====

Income tax expense consisted of the following for the year ended May 31, 2006 and for the period ended May 31, 2005:

                               2006      2005
Current tax expense:
Federal                    $      -   $     -
State                             -         -
Total current                     -         -

Deferred tax credit:
Federal                      44,000     3,000
State                         8,000     1,000
Total deferred               52,000     4,000
                           ---------  --------
Less: valuation allowance   (52,000)   (4,000)
Net deferred tax credit           -         -
                           ---------  --------

Tax expense                $      -   $     -
                           ---------  --------

                                     -F-17-

NOTE  5  -  SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

During the year ended May 31, 2006, the Company issued 2,000,000 shares in exchange for prepaid consulting service amounting $20,000, which is the fair value of the shares.

During the year ended May 31, 2006, the Company issued 6,000,000 shares in exchange for marketable securities amounting $202,500. Since the marketable securities were acquired from a related party, the marketable securities were recorded at the related party's cost to acquire the marketable securities.

During the period ended May 31, 2005, the Company issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. The company recorded no value for the rights since they are acquired from a related party whose basis was zero.

NOTE  6  -  RELATED  PARTY  TRANSACTIONS

Due to related party represents expenses paid by Francis Street Pty Ltd. on behalf of the Company, which are non-interest bearing, unsecured, and due on demand. As of May 31, 2006, the balance due to the related party amounted to $128,329.

During the year ended May 31, 2006, the Company sold 115,100 points amounting to $86,325 to Island Concepts, which represent 100% revenue. As of May 31, 2006, the balance of account receivable from Island Concepts is $45,825.


On November 16, 2005, the Company entered into a Share Purchase Agreement with Meridian Pacific Investments ("Meridian"), whereby the Company purchased 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia ("ICON") (collectively, the "Shares"). In exchange for the Shares, the Company issued Meridian 6,000,000 shares of its restricted common stock.

On November 1, 2005, the Company entered into an advisory agreement with Francis Street Pty Ltd., whereby Francis Street would provide certain business consulting services for the period from November 1, 2005 to December 31, 2008 in exchange for 1,000,000 shares of common stock valued at $10,000, which is the fair value of the shares. The prepaid consulting is amortized over the service period.

Island Residences Club, Inc ("IRCI"), Meridian Pacific Investments ("Meridian"), Francis Street Pty Limited, and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties through common ownership and officers.

Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Francis Street is an Australian company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in Francis Street and Meridian and a commissioner on the advisory board of Island Concepts. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 80% of Island Concepts, 100% of Francis Street, and 70% of IRCI. On August 2, 2006, Meridian changed its name to Island Regency Group Limited.

                                     -F-18-

NOTE  7  -  CONCENTRATION

One customer - related party represent 100% of the Company's revenue. The balance of account receivable from this customer amounted to $45,825 as of May 31, 2006.

100% of the revenue is from the sale of points (See also Note 3) to Indonesia market.

NOTE  8  -  SETTLEMENT  OF  DEBT

During the year ended May 31, 2006, the Company settled a payable to a consultant and recorded gain from settlement of debt of $99,300.

NOTE  9  -  GOING  CONCERN  CONSIDERATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. The Company incurred a loss of $129,094 and $8,973 for the year ended May 31, 2006 and for the period ended May 31, 2005, respectively. The Company has an accumulated deficit of $150,566 as of May 31, 2006. The continuing losses have adversely affected the liquidity of the Company.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has made plans to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The management's plans include the sale of membership in The Island Residences Club, a vacation rights club initially based in Bali and the possible acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern. However, there can be no assurance that management will be successful in this endeavor.

NOTE  10  -  SUBSEQUENT  EVENTS

On November 17, 2005, Island Residences Club, Inc. (the "Company") entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby the company would exchange 1,600,000 shares of its common stock, $.001 par value, for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. On February 24, 2006, the Company entered into a Stock Purchase Agreement with DTLL, Inc., whereby the Company would purchase 400,000 shares of DTLL, Inc. in exchange for the 400,000 shares of Grand Sierra Resorts Corporation, to be purchased by the Company pursuant to the agreement dated November 17, 2005 with AWI. On July 14, 2006 both agreements were rescinded by the Company because AWI failed to deliver the 400,000 shares. The Company cancelled the 1,600,000 shares issued to AWI on July 24, 2006.

On June 3, 2006, James Rowbotham resigned as Chief Operating Officer and Vice President of Operations of Island Residences Club, Inc. (the "Company"). On June 7, 2006, the Company appointed Julian James Bristow as the Company's Chief Operating Officer and Vice President of Operations and Bettina Pfeiffer as the Company's Vice President of Sales & Marketing for the Company. Effective July 1, 2006, the Company entered into employment agreements with both of these individuals for a term of one year. Both agreements provide for compensation of $2,000 per month during the employment term. Mr. Bristow is the son of Graham J. Bristow, Chief Executive Officer, director and majority shareholder of the Company.

NOTE  11  -  RESTATEMENT

The financial statements for the year ended May 31, 2006 have been restated to reflect revenue on a net basis in the statement of operations.

                                     -F-19-

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

There were no changes in or disagreements with accountants on accounting and financial disclosure for the period covered by this report.

DEALER  PROSPECTUS  DELIVERY  OBLIGATION

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II- INFORMATION NOT REQUIRED IN A PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

Under Delaware law, a corporation may indemnify its officers, directors, employees, and agents, including indemnification of these persons against liability under the Securities Act of 1933.

In addition, Section 102(b)(7) of the Delaware General Corporation Law and Island Residences' Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- For any breach of the director's duty of loyalty to the corporation or its stockholders;

- For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

-    For paying  a  dividend  or  approving  a  stock repurchase in violation of
     Section  174  of  the  Delaware  General  Corporation  Law;  or

- For any transaction from which the director derived an improper personal benefit.

The effect of these provisions may be to eliminate the rights of Island Residences and its stockholders, through stockholders derivative suits on behalf of Island Residences, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in clauses set forth above in the preceding sentences.

                                     -II-1-

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following sets forth the expenses in connection with this offering. Island Residences shall bear all these expenses. All amounts set forth below are estimates, other than the SEC registration fee.

SEC     Registration  Fee                $ 1,748.06
Legal  Fees  and  Expenses               $25,000.00
Accounting  Fees  and  Expenses          $10,000.00
Miscellaneous                            $ 5,000.00
                                         ----------
TOTAL                                    $41,748.06

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On July 17, 2002, we issued 1,240,000 shares of our $.0001 par value common stock to the founder of the company for services of $124. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On December 31, 2003, we issued an officer of the company 1,000,000 shares of our $.0001 par value common stock for conversion of debt to equity of $100. The shares were deemed to have been issued pursuant to an exemption provided by
Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On March 17, 2005, we issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero. The shares were deemed to have been issued pursuant to an exemption provided by
Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

Island Residences Club, Inc. ("IRCI"), Island Regency Group Limited f/k/a Meridian Pacific Investments HK Ltd ("Meridian") and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties with common ownership and officers before and after the transaction. Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director of IRCI and Meridian and a commissioner on the advisory board of ICON. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 92.8% of Island Concepts and 78% of Island Residences.

During the three months ended November 30, 2005, we issued 250,000 shares of common stock for services valued at $2,500, which is the fair value of the stock at the time of issuance. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

During the three months ended February 28, 2006, we issued 2,172,000 common shares, $.0001 par value to advisors and consultants for services pursuant to advisory and consultancy agreements. We also issued 6,000,000 shares, $.0001 par value to Meridian Pacific Investments HK Ltd pursuant to the Share Purchase Agreement dated November 16, 2005. Meridian is considered an affiliated entity as it owns more than 10% of the company's common stock and is controlled by Graham Bristow, CEO of the company. The securities issued in the foregoing transactions were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

                                     -II-2-

In March 2006, we issued 1,600,000 shares of common stock, $.0001 par value to Angela Whichard, Inc. in connection with a share purchase agreement dated November 17, 2005. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend. On July 17, 2006, this agreement was rescinded and the 1,600,000 shares were cancelled.

In March 2006, we issued 75,000 shares of common stock, $.0001 par value for legal services. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

ITEM  27.  EXHIBITS

The following is a list of exhibits required by Item 601 of Regulation S-B that are filed or incorporated by reference. The exhibits that are incorporated by reference from Island Residences' prior SEC filings are noted on the exhibit index. The other exhibits are attached hereto and are being filed with the SEC as part of this registration statement.

Exhibit
Number     Description of Exhibit
           --------------------

(3)(i)        Certificate  of  Incorporation.  (1)
(3)(ii)       Amendment  to  Certificate  of  Incorporation (2)
(3)(iii)      By-laws  (1)
(4.1)         Form  of  Common  Stock  Certificate  (1)
(5.1)         Opinion  of  Weed &  Co.  LLP  re:  legality
(10.1)        Agreement  for the Purchase  of Common Stock dated as of March 10,
              2004, by  and between Meridian Pacific Investments HK Ltd. and T.
              Chong  Weng  (3)
(10.2)        Agreement  for the Purchase of Common Stock dated as of March 17,
              2005  between  Meridian  Pacific  Investments  HK  Ltd. and Island
              Residences  Club,  Inc.  (4)
(10.3)        Investment Agreement with Dutchess Private Equities Fund II, L.P.
              (5)
(10.4)        Registration  Rights Agreement with Dutchess Private Equities Fund
              II,  L.P.  (5)
(10.5)        Employment  Agreement  with  Graham  James  Bristow(8)
(10.6)        Advisory  Agreement  with  Francis  Street  Pty  Limited(8)
(10.7)        Share  Exchange  Agreement  with  Angela  Whichard,  Inc.(6)
(10.8)        Share Purchase Agreement  with  Meridian  Pacific  Investments  HK
              Ltd.  (6)
(10.9)        Stock  Purchase  Agreement  with  RotateBlack,  LLC  (7)
(10.10)       Stock  Purchase  Agreement  with  DTLL,  Inc.(7)
(10.11)       Employment  Agreement  with  Julian  James  Bristow(9)
(10.12)       Employment  Agreement  with  Bettina  Pfeiffer(9)
(23.1)        Consent  of  Independent  Auditors,  Kabani  &  Co.,  CPAs
(23.2)        Consent  of  Weed &  Co. LLP     (included  in  Exhibit 5.1)

(1) Filed as an exhibit to our Form 10-SB filed August 21, 2002 (File No. 000-49978)
(2)  Filed  as  an  exhibit  to  our  Form  8-K  dated  March  31,  2005
(3)  Filed  as  an  exhibit  to  our  Form  8-K  dated  March  10,  2004
(4)  Filed  as  an  exhibit  to  our  Form  8-K  dated  March  17,  2005
(5)  Filed  as  an  exhibit  to  our  Form  8-K  dated  June  20,  2005
(6)  Filed  as  an  exhibit  with  Form  8-K  dated  October  21,  2005
(7)  Filed  as  an  exhibit  with  Form  8-K  dated  February  24,  2006
(8)  Filed  as  an  exhibit  with  Form SB-2 on May 1, 2006, File No. 333-133742
(9)  Filed  as  an  exhibit  to  our  Form  8-K  dated  July  1,  2006

                                     -II-3-

ITEM  28.  UNDERTAKINGS

Island  Residences  Club,  Inc.  undertakes  to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                     -II-4-

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it is reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Williamsburg, State of Virginia, on November 15, 2006.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature     /s/Graham Bristow
              -----------------

Title:        Graham  Bristow,  Chief  Executive  Officer

Date:         November 15, 2006


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Graham Bristow
-----------------
Graham  Bristow          Chief  Executive  Officer,
                            President,  Director              November 15, 2006

/s/  John Kennerley
-------------------
John  Kennerley                    Chairman                   November 15, 2006

/s/Bob Bratadjaya
-----------------
Bob  Bratadjaya     Secretary, Treasurer  (Chief  Financial
                    Officer/Principal  Accounting  Officer)   November 15, 2006

/s/Julian  James  Bristow     Chief  Operating  Officer  and
-------------------------
Julian  James  Bristow     Vice  President  of Operations     November 15, 2006

/s/Bettina  Pfeiffer     Vice  President  of  Sales  and      November 15, 2006
--------------------
Bettina  Pfeiffer                    Marketing

/s/Joseph  Anthony  Joyce             Director                November 15, 2006
-------------------------
/s/Joseph  Anthony  Joyce